                                                                     EXHIBIT 2.3
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                      AGREEMENT FOR PURCHASE AND SALE OF

           THE ENTIRE ISSUED SHARE CAPITAL OF LSI GROUP HOLDINGS plc


                                 By and Among


                            Signature Resorts, Inc


                                      and


             Ian K. Ganney, Richard Harrington and Stephen Massey



                                  Dated as of


                                 June 5, 1997



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

                      AGREEMENT FOR PURCHASE AND SALE OF
                      ----------------------------------
                    THE ENTIRE ISSUED SHARE CAPITAL OF LSI
                    --------------------------------------

     This Agreement for Purchase and Sale of the entire issued share capital of LSI ("AGREEMENT") is made as of June 5, 1997, by and among Signature Resorts, Inc., a Maryland corporation ("SIGNATURE"), and Ian K. Ganney, Richard Harrington, and Stephen Massey (respectively, "GANNEY", "HARRINGTON" and "MASSEY", or, individually, a "LSI SHAREHOLDER" or, collectively, the "LSI SHAREHOLDERS"). Except as may be otherwise stated herein, all amounts are in United States dollars.

                                  WITNESSETH:

     WHEREAS, SIGNATURE desires to purchase from LSI Shareholders and LSI Shareholders desire to sell to SIGNATURE all of the issued share capital of LSI Group Holdings plc an English public limited company ("LSI"), upon the terms and conditions hereinafter set forth.

     SIGNATURE and the LSI Shareholders acknowledge and agree that their representations, covenants, warranties, agreements, indemnities and other undertakings contained in this Agreement are made and given to induce the other party to enter into this Agreement and to consummate the transactions contemplated by this Agreement and that each party in reliance thereon and not in reliance upon any other representation, covenant, warranty, agreement, indemnity and other undertakings, has agreed to execute this Agreement and consummate the transactions contemplated by this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do mutually agree as follows:


                                   ARTICLE 1
                   TERMS OF THE PURCHASE AND SALE OF SHARES

1.1  PURCHASE AND SALE OF SHARES.  Subject to the terms and conditions set forth
     ---------------------------
     in this Agreement, as of the Effective Time (as defined in Section 1.2), LSI Shareholders agree to sell, convey, and transfer to SIGNATURE, with full title guarantee or procure the same in the case of Massey and SIGNATURE agrees to purchase, accept, and take from the LSI Shareholders, all of the issued share capital of LSI (the "LSI SHARES") on the Closing Date (as defined in Section 1.2) (the "PURCHASE"). Each of the LSI Shareholders hereby irrevocably waives any right of pre-emption to which he may be entitled in respect of the LSI Shares, whether pursuant to LSI's articles of association or otherwise, in connection with the transactions hereby contemplated.

1.2  TIME AND PLACE OF CLOSING.  Subject to the satisfaction or waiver of the
     -------------------------
     conditions specified in Article 6 and 7, the closing of the Purchase (the "CLOSING") shall occur on such date, at such time and at such place in the United Kingdom as the parties shall determine on or before the later of (i) August 31, 1997, and (ii) fifteen (15) calendar days following the receipt by SIGNATURE of unaudited financial statements of LSI for the quarter ending June 30, 1997 (the "CLOSING DATE"). At the Closing, there shall be delivered to SIGNATURE and to LSI the certificates and other documents and instruments required to be delivered under Articles 6 and 7. The parties shall prepare and execute all documents in order to effect the Purchase in all respects with the requirements of the corporate laws of the State of
     Maryland and England and Wales.   The "EFFECTIVE TIME" of the Purchase
     shall be 12:01 a.m., British Summer Time on the Closing Date.

1.3  PURCHASE CONSIDERATION.   Upon consummation of the Purchase, the Purchase
     ----------------------
     Consideration (as defined below) shall be as follows:

     (a)  Determination of Purchase Consideration.  Subject to adjustments
          ---------------------------------------
          required herein, the LSI Shares shall be sold and transferred, and there shall be paid and issued to the LSI Shareholders in proportion to their respective holdings of LSI Shares, in payment for the LSI Shares (subject to the provisions of this Agreement) a number of shares of common stock of SIGNATURE, par value $.01 per share (the "SIGNATURE STOCK"), determined as follows (the "PURCHASE CONSIDERATION"):

          (i) To determine the "PRE-ADJUSTMENT PURCHASE CONSIDERATION," if the average of the closing prices of SIGNATURE Stock as reported on the NASDAQ Stock Market for each of the five (5) consecutive trading days commencing on July 31, 1997 or, if earlier, commencing on the date on which SIGNATURE determines the conditions to Closing set out in Article 7 are satisfied in full (the "CLOSING PRICE"), subject to adjustment in the event of a stock split, stock dividend or recapitalisation applicable to shares of SIGNATURE Stock held of record prior to the Closing to the extent not reflected in such prices, is

               (A) between and including $21.00 per share and $27.00 per share, then the Pre-Adjustment Purchase Consideration shall be 1,875,000 shares of SIGNATURE Stock;

               (B) greater than $27.00 per share, then the Pre-Adjustment Purchase Consideration shall be that number of shares of SIGNATURE Stock equal to $50,625,000.00 divided by the Closing Price; provided, however, that in no event shall the number of shares of SIGNATURE Stock to be issued to the LSI Shareholders as the Pre-Adjustment Purchase Consideration be less than 1,400,000 shares (the "MINIMUM SIGNATURE STOCK");

               (C) less than $21.00 per share, then the Pre-Adjustment Purchase Consideration shall be that number of shares of SIGNATURE Stock equal to $39,375,000.00 divided by the Closing Price; provided, however, that in the event the Closing Price is less than $19.00 per share, SIGNATURE may elect not to proceed with the Closing unless the LSI Shareholders agree that the SIGNATURE Stock to be issued to the LSI Shareholders as the Pre-Adjustment Purchase Consideration shall be 2,072,368 shares (the "MAXIMUM SIGNATURE STOCK").

               By way of example, if the Closing Price is $28.00 per share, then the PreAdjustment Purchase Consideration is 1,808,036 shares of SIGNATURE Stock, determined by dividing $50,625,000.00 by the Closing Price of $28.00 per share. If the Closing Price is $20.00 per share, then the PreAdjustment Purchase Consideration is 1,968,750 shares of SIGNATURE Stock, determined by dividing $39,375,000.00 by the Closing Price of $20.00 per share;

          (ii) To determine the number of shares of SIGNATURE Stock to be delivered as the "FINAL PURCHASE CONSIDERATION", the number of shares of SIGNATURE Stock constituting the Pre-Adjustment Purchase Consideration shall be adjusted, if and as necessary, by deducting the number of shares of SIGNATURE Stock equal to the Adjustment Amount divided by the Closing Price and adding the number of shares of SIGNATURE Stock equal to the Increase Adjustment Amount divided by the Closing Price.

               (aa) The "ADJUSTMENT AMOUNT" shall be equal to either (A) in the event that the Closing Price is less than or equal to $25.00 per share, fifty percent (50%) of any costs or expenses paid by or accrued on the books of LSI or any of its Subsidiaries and unpaid as of the Closing, including, but not limited to, legal, accounting, consulting, brokers' and finders' fees, investment banking (including transaction or finders' fees to Prudential Securities Incorporated and Paul Dean), in connection with the Purchase or the due diligence conducted by LSI or the LSI Shareholders in regard to the Purchase (the "LSI PURCHASE EXPENSES") up to $1,500,000.00 of such expenses (i.e., a $750,000.00 reduction), plus one hundred percent (100%) of any LSI Purchase Expenses exceeding $1,500,000.00 (i.e., on a dollar for dollar basis for the excess), or (B) in the event that the Closing Price is greater than $25.00 per share, one hundred percent (100%) of any LSI Purchase Expenses paid by or accrued on the books of LSI or any of its Subsidiaries and unpaid as of the Closing (i.e., LSI Shareholders shall be responsible to bear all of the LSI Purchase Expenses);

               (bb) The "INCREASE ADJUSTMENT AMOUNT" shall be, if and as
                    necessary, in the event that the Closing Price is less than or equal to $25.00 per share, fifty percent (50%) of any costs or expenses paid or payable by the LSI Shareholders as of the Closing (the "LSI SHAREHOLDER EXPENSES"), including, but not limited to, legal, accounting, consulting, brokers' and finders' fees, investment banking (including transaction or finders' fees to Prudential Securities Incorporated and Paul Dean), in connection with the Purchase or the due diligence conducted by LSI or the LSI Shareholders in regard to the Purchase up to $1,500,000.00 of such expenses (i.e., a $750,000.00 increase);

         (iii) The LSI Shareholders shall present at Closing a certificate with respect to the amount of any LSI Purchase Expenses or LSI Shareholder Expenses and shall represent and warrant the accuracy of such certificate.

     (b)  Shareholders' Rights upon Purchase.  The SIGNATURE Stock to be issued
          ----------------------------------
          hereunder has not been registered under the securities act or the securities laws of any states and is being offered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in either
          (i) a private placement transaction not involving any public offering under Section 4(2) of the Securities Act or (ii) in an offering satisfying the safe-harbor requirements of Regulation S. The SIGNATURE Stock issued to the LSI Shareholders in connection with the Purchase is subject to restrictions on transferability and may not be transferred or resold except as permitted under the Securities Act, and any then applicable federal or state securities laws.

     (c)  Payment of Purchase Consideration.  Subject to and in accordance with
          ---------------------------------
          Article VII, immediately upon consummation of the Purchase and receipt by SIGNATURE of certificates representing the LSI Shares accompanied by duly executed stock transfer forms SIGNATURE immediately shall cause to be issued to each LSI Shareholder or (provided that SIGNATURE's accountants determine that the proposed direction does not result in any breach of the pooling regulations) as they may direct a certificate representing 90% of the number of shares of SIGNATURE Stock which such holder is entitled to receive pursuant to subsection
          (a) hereof (less the amount of any required withholding under the laws of England and Wales), with the remaining SIGNATURE Stock due to each LSI Shareholder to be held in escrow by the Escrow Agent and delivered in accordance with Section 9.3 and the Escrow Agreement referred to therein. No fractional shares of SIGNATURE Stock shall be issued. In lieu thereof, the number of shares of SIGNATURE Stock to be issued to any LSI Shareholder who would otherwise be entitled to a fractional share of SIGNATURE Stock shall be rounded to the nearest number of whole shares of SIGNATURE Stock (with any one-half share being rounded up). Provided that SIGNATURE's accountants determine that the proposed direction would not result in any breach of the pooling regulations, if any LSI Shareholder requests that any certificate evidencing shares of SIGNATURE Stock be issued in a name other than that in which the certificate(s) surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate surrendered in exchange shall be delivered with proper transfer instructions and that the person requesting such transfer pay any transfer or other taxes required by reason of the issuance of a certificate for shares of SIGNATURE Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of SIGNATURE that such tax has been paid or is not payable.

     (d)  Tax-Free Reorganisation.  The parties intend that, for United States
          -----------------------
          income tax purposes, the Purchase will qualify as a tax-free reorganisation pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "CODE"). Each party will report the transaction to their respective taxing authorities consistent with such treatment. The parties acknowledge and agree that the tax treatment of the Purchase for the LSI Shareholders and any duty or responsibility therefore shall rest solely and exclusively with the LSI Shareholders, and SIGNATURE shall have no duty or responsibility with respect thereto.

1.4  MANNER OF EFFECTIVE SALE.  SIGNATURE and the LSI Shareholders shall
     ------------------------
     cooperate in effecting the transactions contemplated by this Agreement, including without limitation, taking, or causing to be taken, such actions as may be required in order to cause the Purchase to be consummated, subject to and in accordance with the provisions hereof.

1.5  BOARD OF DIRECTORS OF LSI.  At the Effective Time, the LSI Shareholders
     -------------------------
     shall procure (subject to SIGNATURE making appropriate nominations) that the board of directors of LSI shall comprise 5 persons of whom 2 shall be Ian K. Ganney and Richard Harrington and 3 shall be nominated by SIGNATURE. The LSI Shareholders shall on and from time to time after the Effective Date at the request of SIGNATURE procure (insofar as they are able to do so) the appointment of one or more additional directors nominated by SIGNATURE to the board of directors of any one or more Subsidiary.


                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF SIGNATURE

     SIGNATURE represents and warrants to the LSI Shareholders as follows:

2.1  ORGANIZATION.
     ------------

     (a) SIGNATURE is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on SIGNATURE and its subsidiaries taken as whole), and has full power and authority to own its property and assets and to carry on lawfully its business as currently conducted.

     (b)  Except as set forth on Exhibit 2.1(b) attached hereto, SIGNATURE does
                                 --------------
          not have any wholly or partially owned companies, subsidiaries or other entities and neither it nor any subsidiary of SIGNATURE owns or holds any securities of, or any ownership interest (whether directly or indirectly or whether beneficial or otherwise) in, any other person or entity. Except to the extent that such failure would not have a material adverse effect on SIGNATURE or the transactions contemplated hereby, each such subsidiary of SIGNATURE is a company, corporation, joint venture, partnership, or limited company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified and in good standing as a foreign company, corporation, partnership, or limited company in the jurisdictions so indicated on said Exhibit 2.1(b), with full power and
                                             --------------
          authority to own its property and assets and to carry on lawfully its business as currently conducted, and is not required to be qualified to do business as a foreign company, corporation, joint venture, partnership, or limited company in any other jurisdiction in which it is not so qualified.

2.2  ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS.  A true, complete and
     ------------------------------------------------
     correct copy of the Articles of Incorporation and Bylaws of SIGNATURE as currently in effect have been delivered to LSI and are described on Exhibit
                                                                         -------
     2.2 attached hereto.  There are no agreements by and between or among
     ---
     SIGNATURE and any or all of its shareholders imposing any restrictions upon the transfer of or otherwise pertaining to the SIGNATURE Stock to be received by the LSI Shareholders or the ownership thereof.

2.3  AUTHORIZATION.  SIGNATURE has full legal right, power and authority to
     -------------
     enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by SIGNATURE and the Related Agreements and documents referred to herein and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and shareholder action, and this Agreement and (upon their effectiveness) such other agreements and documents constitute or will constitute valid and binding obligations of SIGNATURE, enforceable in accordance with their terms.

2.4  CAPITAL STRUCTURE.  The authorized capital stock of SIGNATURE consists of
     -----------------
     (i) 50,000,000 shares of $.01 par value common stock (the "SIGNATURE COMMON") and (ii) 25,000,000 shares $.01 par value preferred stock (the "SIGNATURE PREFERRED"). As of the date of this Agreement, there are 22,292,070 shares of SIGNATURE Common issued and outstanding and no shares of SIGNATURE Preferred issued and outstanding. No shares of any other class of capital stock or security of SIGNATURE are outstanding. No shares of SIGNATURE Common are held by SIGNATURE in its treasury. Except as described in the SIGNATURE SEC Documents (as defined below), there are no outstanding securities, options, warrants, convertible securities or other rights (including stock appreciation rights), subscription rights (including pre-emptive rights), calls, agreements, understandings, arrangements or commitments to acquire securities of SIGNATURE to which SIGNATURE or any subsidiary thereof is a party or by which such entity is bound. All outstanding shares of SIGNATURE Common are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person or applicable securities laws. As of the date of this Agreement, there are not any outstanding contractual obligations of SIGNATURE to repurchase, redeem or otherwise acquire any shares of SIGNATURE Common. Except pursuant to applicable corporate laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of SIGNATURE or on the ability of SIGNATURE to declare and pay dividends or distributions that are not imposed herein or disclosed in SIGNATURE SEC Documents (as defined below). At Closing, the SIGNATURE Stock to be issued as the Final Purchase Consideration shall be free and clear of all liens, encumbrances, pledges, security agreements, costs, or other charges. No proxies, voting trusts, or other agreements exist affecting any rights to vote the stock.

2.5  SEC DOCUMENTS FINANCIAL STATEMENTS.  SIGNATURE has timely filed (within
     ----------------------------------
     applicable extension periods) all reports, forms, registration statements, proxy statements and other documents (the "SIGNATURE SEC DOCUMENTS") required to be filed by it under the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder (the "SECURITIES LAWS"). During the period prior to the Effective Time, SIGNATURE shall provide to LSI copies of all financial statements and reports as and when sent to the SIGNATURE shareholders and the SEC, as to which the representations and warranties in the preceding sentence shall also apply. The SIGNATURE SEC Documents, including exhibits and schedules thereto and documents incorporated by reference therein, at the time of filing and in the case of registration statements, as of their effective dates, did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed SIGNATURE SEC Documents. SIGNATURE has filed with the SEC all documents and agreements which were required to be filed as exhibits to the SIGNATURE SEC Documents. The consolidated financial statements of SIGNATURE included in the SIGNATURE SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US generally accepted accounting principles ("US GAAP") (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of US GAAP, the consolidated financial position of SIGNATURE and its subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

2.6  SIGNATURE STOCK.  The shares of SIGNATURE Stock to be issued in the
     ---------------
     Purchase have been duly authorized by all necessary corporate and shareholder action on the part of SIGNATURE and upon issuance in accordance with this Agreement will be validly issued, fully paid and non-assessable.

2.7  NONCONTRAVENTION.  The execution and delivery of this Agreement and the
     ----------------
     Related Agreements by SIGNATURE and the consummation by SIGNATURE of the transactions contemplated hereby and thereby and the consummation of such transactions to which SIGNATURE is a party and compliance by SIGNATURE with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of SIGNATURE or any of its subsidiaries under, (i) the Charter or Bylaws of SIGNATURE or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any such subsidiary, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to SIGNATURE or any of its subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SIGNATURE or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on SIGNATURE or (y) prevent the consummation of the Purchase.

2.8  DISCLOSURE.  No representation, or warranty made by or on behalf of
     ----------
     SIGNATURE in this Agreement or the Exhibits attached hereto or in the certificates or the SEC Documents which have been made available to LSI Shareholders and their representatives or lenders in connection with this Agreement and the transactions contemplated hereby or thereby contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Through the Closing Date, SIGNATURE shall promptly notify LSI of any change or event which could materially adversely affect the assets, operations, business, conditions or prospects of SIGNATURE or any SIGNATURE subsidiary taken as a whole.

2.9  ENVIRONMENTAL MATTERS.  SIGNATURE has provided to the LSI Shareholders
     ---------------------
     copies, which are true and complete in all material respects, of all environmental reports which SIGNATURE has prepared or has had prepared on properties of SIGNATURE, its affiliates and subsidiaries, at the request of any of the foregoing entities, or to SIGNATURE's knowledge which have been prepared by any other person or entity (the "SIGNATURE ENVIRONMENTAL REPORTS"). Except as disclosed in Exhibit 2.9, which disclosure relates
                                        -----------
     solely to San Louis Bay, Arila Beach, California to the best knowledge of SIGNATURE, there has been no material change in the environmental condition to the properties covered by the SIGNATURE Environmental Reports since the date of the applicable report. There have been no environmental reports which have been prepared on properties of SIGNATURE, its affiliates and subsidiaries at the request of any of the foregoing entities or to SIGNATURE's knowledge which have been prepared by any other person or entity since the respective dates of the SIGNATURE Environmental Reports with respect to the applicable properties.

2.10 LITIGATION AND COMPLIANCE.  There is no pending claim, lawsuit or
     -------------------------
     administrative proceeding or any lack of material compliance with any law or regulation applicable to SIGNATURE's business, or, to the best knowledge of SIGNATURE, investigation by or against SIGNATURE or a subsidiary of SIGNATURE or the operation of its business which has not been disclosed in the SIGNATURE SEC Documents that is required to be disclosed therein, or that would be required to be disclosed if SIGNATURE were filling a disclosure document with the SEC as of the date of this Agreement or as of the Closing Date.

2.11 LICENSES, PERMITS AND REQUIRED CONSENTS.  To the best knowledge of
     ---------------------------------------
     SIGNATURE, SIGNATURE and each subsidiary of SIGNATURE have all material federal, state and local licenses, ordinances, certifications, approvals, authorizations and permits necessary to the conduct of their business as currently conducted, including, but not limited to, building permits which are presently required for ongoing construction activities, business licenses, health permits, all public reports, brokerage and marketing licenses and other permits required by national, state and local laws to sell the Intervals in the local jurisdictions in which the Resorts are located, as well as all other local jurisdictions in which the Intervals are being advertised, marketed and sold (except where lack of such items would not have a material adverse effect on SIGNATURE and its subsidiaries when taken as a whole). To the best knowledge of SIGNATURE all material licenses and permits necessary to the conduct of its business as, currently conducted are in full force and effect, no material violations have been made in respect thereof, and no proceeding is pending which is likely to have the effect of revoking or limiting any such licenses and permits (except where the failure to have such permit or license in full force and effect would not have a material adverse effect on SIGNATURE and its subsidiaries when taken as a whole).

2.12 EMPLOYEE BENEFIT PLANS.  The Proxy Statement of SIGNATURE dated April 11,
     ----------------------
     1997 contains a description of all employee benefit plans, as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, as required to be described therein maintained for any employees of SIGNATURE or any of the subsidiaries of SIGNATURE or contributed to by SIGNATURE or any of the subsidiaries of SIGNATURE.

2.13 REPORTING.  To the best of the knowledge of SIGNATURE, SIGNATURE and each
     ---------
     subsidiary of SIGNATURE has timely filed (within applicable extension periods) all reports and documents required to be filed by it pursuant to applicable laws of the jurisdiction in which located, operating or subject to, regulating time-share resorts and the rules and regulations promulgated thereunder (except where the failure to file would not have a material adverse effect on SIGNATURE and its subsidiaries when taken as a whole).
     To the best knowledge of SIGNATURE, all such reports and documents were appropriately responsive to all applicable requirements.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTS OF
                               LSI SHAREHOLDERS

     The LSI Shareholders do hereby jointly and severally represent and warrant to SIGNATURE as follows:

3.1  ORGANIZATION.
     ------------

     (a) LSI is a public limited company duly incorporated under the laws of England and Wales with full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted in the jurisdictions so indicated on said Exhibit 3.1(a).

     (b)  Except as set forth on Exhibit 3.1(b) attached hereto, LSI does not
                                 --------------
          have any wholly or partially owned companies, subsidiaries or other entities (hereinafter, any such companies, subsidiaries or other entities, whether in corporate or non-corporate form, are referred to collectively as the "SUBSIDIARIES" and individually as a "SUBSIDIARY") and neither it nor any Subsidiary owns or holds any securities of, or any ownership interest (whether directly or indirectly or whether beneficial or otherwise) in, any other person or entity. Except to the extent that such failure would not have a material adverse effect on LSI or the transaction contemplated hereby, each such Subsidiary is a company, corporation, joint venture, partnership, or limited company duly organized, validly existing under the laws of the jurisdiction of its organization, is duly qualified and in good standing as a foreign company, corporation, partnership, or limited company in the jurisdictions so indicated on said Exhibit 3.1(b), with full power and
                                             --------------
          authority to own its property and assets and to carry on lawfully its business as currently conducted, and is not required to be qualified to do business as a foreign company, corporation, joint venture, partnership, or limited company in any other jurisdiction.

     (c)  Except as set forth on Exhibit 3.1(c) attached hereto, there are no
                                 --------------
          condominium, timeshare or other owner associations (hereinafter, any such associations are referred to collectively as the "ASSOCIATIONS" and individually as an "ASSOCIATION") for any of the Resorts (as defined in Section 3.6(a)) and, except as set forth on Exhibit 3.1(b),
                                                                 --------------
          neither LSI nor any Association owns or holds any securities of, or any material interest in, any other person or entity. Each such Association is duly organized and validly existing under the laws of the country of its organization. To the extent that such Association holds any interest in any property or assets it has full power and authority to do so and no Association carries on any business.

3.2  MEMORANDA AND ARTICLES OF ASSOCIATION AND AGREEMENTS.  A true, complete and
     ----------------------------------------------------
     correct and current copy of the organizational documents (e.g. Memoranda and articles of association, certificate of incorporation and equivalent documents in relation to non-English subsidiaries) of LSI and each Subsidiary and each Association together with all amendments thereto have been delivered to SIGNATURE, as set forth on Exhibit 3.2(a) attached
                                                  --------------
     hereto. Except as set forth on Exhibit 3.2(b) attached hereto, LSI and the LSI Shareholders have no actual knowledge that there are any agreements by and between or among LSI, any Subsidiary or any Association or any or all of their respective shareholders, whether or not LSI or a Subsidiary or an Association is a party thereto, imposing any restrictions upon the transfer of or otherwise pertaining to the securities of LSI (including but not limited to the LSI Shares) or any Subsidiary or the ownership thereof. Any and all such restrictions have been duly complied with or waived.

3.3  CAPITAL STRUCTURE AND OWNERSHIP.
     -------------------------------

     (a) LSI and each Subsidiary has authorized and issued the number of shares of stock and other securities so indicated on Exhibit 3.3 attached
                                                        -----------
          hereto. All such securities have been duly and validly issued, are fully paid and have not been issued in violation of the preemptive rights of any person or applicable securities laws. No shares of any other class or security of LSI or any Subsidiary are issued. There are no outstanding options, warrants or other rights to acquire or subscribe securities of LSI or any Subsidiary, nor are there securities which are convertible into securities of LSI or any Subsidiary. Except pursuant to applicable company, corporate, partnership or limited liability company laws and applicable UK generally accepted accounting principles, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of LSI or any Subsidiary or on the ability of LSI or any Subsidiary to declare and pay dividends or distributions that are not imposed herein or disclosed on Exhibit 3.3.
                                             -----------

     (b) The name and residence address of each shareholder of LSI, and the securities of each Subsidiary and the respective shareholders and number and description of issued securities held by each holder are set forth on Exhibit 3.3 attached hereto The shareholders of LSI are
                       -----------
          the true, lawful, and sole owners of all outstanding securities of LSI, free and clear of any liens, encumbrances, pledges, security agreements, costs, or other charges. At Closing, each such shareholder will possess good and marketable title to their LSI Shares, free and clear of all liens, encumbrances, pledges, security agreements, costs, or other charges. No proxies, voting trusts, or other agreements exist affecting any rights to vote the stock.

3.4  AUTHORIZATION.  Each of the LSI Shareholders has full legal right, power
     -------------
     and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by each of the LSI Shareholders of this Agreement and by LSI and the LSI Shareholders of the Related Agreements and documents referred to herein and the actions contemplated hereby and thereby constitute or will constitute valid and binding obligations of LSI and each LSI Shareholder.

3.5  FINANCIAL STATEMENTS AND ABSENCE OF CHANGES.  The consolidated and separate
     -------------------------------------------
     balance sheets as of December 31, 1996, 1995, and 1994, and the consolidated and separate profit and loss statements and consolidated and separate statements of changes in financial condition or cash flows for the fiscal years then ended (the "FINANCIAL STATEMENTS"), and the consolidated and separate balance sheets as of the end of the full fiscal quarter ended March 31, 1997, and the consolidated and separate profit and loss statements for the fiscal quarter then ended of LSI and the Subsidiaries (the "1997 FINANCIAL STATEMENTS") (together, the "COMBINED FINANCIAL STATEMENTS") have been provided to SIGNATURE. Each of the Combined Financial Statements gives a true and fair view of the financial condition including the assets and liabilities or the results of operations of LSI and the Subsidiaries as of the dates and for the periods indicated on a consolidated basis as to consolidated Combined Financial Statements and individually as to separate Combined Financial Statements. The Financial Statements were prepared in accordance with United Kingdom generally accepted accounting principles in the case of LSI and relevant generally accepted accounting principles in the case of non-United Kingdom subsidiaries, applicable to the business of LSI and the Subsidiaries consistently applied in accordance with past accounting practices, during the last three (3) years, and the 1997 Financial Statements have been prepared internally to fairly present the financial condition including the assets and liabilities and results of LSI and the Subsidiaries. Except as reflected in the Combined Financial Statements, none of LSI or any Subsidiary has any debts, obligations, subsidies, cost sharing or other agreements required by any governmental authority or in favor of any Associations or otherwise, guaranties of obligations of others or liabilities (contingent or otherwise), capital commitments or bad or doubtful debts of a material nature that would be required to be disclosed in financial statements prepared as described herein. Since December 31, 1996, (i) there have been no material adverse changes to the business, financial condition, results of operations or prospects of LSI or any Subsidiary from that described and reflected in the 1997 Financial Statements; (ii) LSI and the Subsidiaries have paid their creditors in accordance with their normal practice; (ii) all amounts received by LSI and the Subsidiaries and to which LSI or such Subsidiary is legally entitled have been paid into bank account's of LSI or a Subsidiary and appear in the appropriate books of account. All budgets and reserves have been funded in accordance with the historical practice of LSI.

3.6  TITLE TO AND CONDITION OF ASSETS AND PROPERTY.
     ---------------------------------------------

     PROPERTY.
     --------

     (a) Exhibit 3.6 attached hereto sets forth (i) a list of each of the resorts, properties under development and undeveloped real property holdings or interests therein (collectively the "RESORTS") over which LSI and the Subsidiaries directly or indirectly exercise control or which they directly or indirectly own; (ii) a description of the Resorts; (iii) a list of the accommodation units at the Resorts title to which has been conveyed or transferred into trust (the "DEDICATED UNITS") with an independent trustee (the "TRUSTEE"); (iv) a list and description of the freehold or leasehold real property at the Resorts which is owned by LSI or the

          Subsidiaries (the "REAL PROPERTY") showing the identity and nature of the property and in the case of accommodation units (the "UNDEDICATED UNITS"), the numbers of such units in each Resort; (v) a list of all timeshare interests at the Resorts to which LSI or the Subsidiaries are entitled (the "UNSOLD INVENTORY") and (vi) a list of all leases, easements, licenses or similar agreements pursuant to which LSI and any Subsidiary uses or occupies any of the Resorts (the "LEASES"), copies of which have been delivered to SIGNATURE. Except as set forth in Exhibit 3.6, neither LSI nor any Subsidiary owns any material
             -----------
          interest in any real property or any leasehold interest therein or has entered into any agreement to acquire any other real property ("PURCHASE AND OPTION AGREEMENTS"). Except as set forth in Exhibit
                                                                      -------
          3.6, to the best knowledge of the LSI Shareholders, since the
          ---
          acquisition of the Real Property by LSI or any Subsidiary there has been no act, omission or claim which has had a material adverse effect
          on the title to such Real Property.   Prior to acquiring the Real
          Property LSI or the relevant Subsidiary (as the case may be) investigated title to that Real Property. To the best knowledge of the LSI Shareholders the relevant Trustee has good title to the Dedicated Units. The Undedicated Units, the Unsold Inventory and the Real Property collectively comprise all of the real property which is used and/or occupied in the ownership and operation of the Resorts and to the best knowledge of the LSI Shareholders no real property in addition to the Undedicated Units, the Unsold Inventory and the Real Property is needed or necessary for the control and operation of the Resorts as currently controlled and operated by LSI and the Subsidiaries.

     (b)  Except as set forth in Exhibit 3.6, attached hereto, neither LSI nor
                                 -----------
          any of the Subsidiaries has any patents, copyrights, trade names, trademarks, service marks, other such names or marks or applications therefor and has not conducted business under any corporate, trade or fictitious name other than their current corporate name. There are no pending, nor to the best knowledge of the LSI Shareholders, threatened claims of infringement upon the rights to any intellectual property referred to on Exhibit 3.6 of others or, except as set forth in
                         -----------
          Exhibit 3.11 attached hereto, any agreements or undertakings with
          ------------
          respect to any such rights.

     (c)  Except as noted on Exhibit 3.6, with respect to the Leases and the
                             -----------
          Purchase and Option Agreements, to the best knowledge of the LSI Shareholders there is no material breach or event of default on the part of LSI or any Subsidiary or any other party thereto, and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of LSI or any Subsidiary or any other party thereto, has occurred and is continuing. To the best knowledge of the LSI Shareholders, the Leases and the Purchase and Option Agreements are in full force and effect and to the best knowledge of the LSI Shareholders, are valid and enforceable against the parties thereto and all rental and other payments currently due under each of the Leases and all option and other payments currently due under each of the Purchase and Option Agreements have been duly paid in accordance with the terms thereof or are outstanding for fewer than 30 days.  Except as noted on Exhibit 3.11,
                                                                  ------------
          the consummation of the transactions contemplated hereby will not require the consent of any party to any Lease or Purchase and Option Agreement and will not terminate or allow any party to terminate any Lease or Purchase and Option Agreement.

     (d)  Except as noted on Exhibit 3.6 and/or 3.11 with respect to any deeds,
                             -----------------------
          mortgages, agreements and other documents granting to LSI or any Subsidiary title to or an interest in or otherwise affecting any real property, there is to the best knowledge of the LSI Shareholders (i) no material breach or event of default on the part of LSI or any Subsidiary; and (ii) no material breach or event of default on the part of any other party thereto.

     (e)  Except as set forth on Exhibit 3.6 to the best of the knowledge of the
                                 -----------
          LSI Shareholders, the existing buildings owned by LSI or any Subsidiary, and the operation and maintenance thereof as operated and maintained, do not, in any material respect, (i) contravene any existing applicable planning or building law or ordinance or other administrative regulation promulgated hereunder or (ii) violate any restrictive covenant or any law, including those related to working conditions and access. All accommodation units at the Resorts and common facilities are furnished for the present use thereof with all furniture, fixtures and equipment therein and are in an appropriate condition for their current and intended use (ordinary wear and tear excepted).

     (f)  Except as set forth in Exhibit 3.6 there is no pending or to the best
                                 -----------
          knowledge of the LSI Shareholders, threatened forfeiture or similar proceeding with respect to, or that could reasonably be expected to affect, any freehold or leasehold Real Property.

     (g)  Except as set forth on Exhibit 3.6, the Real Property owned by LSI or
                                 -----------
          any Subsidiary (i) has direct access or has a legal right permitting access to public roads; and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities conducted there. Except as set forth in Exhibit
                                                                       -------
          3.6, neither LSI nor any LSI Subsidiaries has received notice of any
          ---
          condition which would result in the discontinuation of water, sewage, electric, telephone, drainage or other utilities or services to such Real Property which are necessary and required for the current use and operation thereof Except as provided on Exhibit 3.6, all utility
                                                  -----------
          connection and similar fees which are due and payable have been completely and fully paid with respect to all buildings now located on Real Property owned or, to the extent required to be paid by the lessee, leased by LSI or any Subsidiary.

     (h) Neither LSI nor to the knowledge of the LSI Shareholders, any third party having any interest in any of the Real Property the Subsidiaries has granted any outstanding options or rights of first refusal to purchase or lease any of the Real Property, or any portion thereof or interest therein except as noted in Exhibit 3.6.
                                              -----------

     (i)  Except as set forth in Exhibit 3.6, to the best knowledge of the LSI
                                 -----------
          Shareholders the Resorts and are not located within any governmental designated flood plain (such that a reasonable mortgagee would require a mortgagor of such Resorts to obtain flood insurance).

     (j) To the best knowledge of the LSI Shareholders, and except as set forth on Exhibit 3.6, there are no contracts, agreements, licenses,
             -----------
          concessions, easements, or other agreements, including, without limitation, service arrangements and employment agreements, either recorded or unrecorded, written or oral in existence at the date of this Agreement, which materially affect or could materially adversely affect the operation or development of the Real Property or any portion thereof, or the continued present use thereof, after the Closing.

     (k) Prior to Closing, no portion of the Real Property or any interest of LSI or any Subsidiary therein shall be further (after the date hereof) alienated, encumbered, conveyed or otherwise transferred except for sales of Intervals and the dedication of Undedicated Units in the ordinary course of business. Except as set forth on Exhibit 3.6,
                                                               -----------
          there are no agreements (whether or oral or written) to sell, convey or transfer any Intervals except sales of Intervals in the ordinary course of business (i.e., for a price and upon terms which are in the ordinary course of business of LSI and any Subsidiary).

     (l)  Except as set forth in Exhibit 3.6 and to the best knowledge of the
                                 -----------
          LSI Shareholders there is no actual or contingent liability on LSI or any of the Subsidiaries arising out of any lease or conveyance or other deed or guarantee relating to real property (other than the Real Property) previously entered into by LSI or any of the Subsidiaries.

     (m) For the avoidance of doubt, where the representations and warranties relating to the Resorts or any part of them contained in this Section
          3.6 are expressly to the knowledge of the LSI Shareholders, the LSI Shareholders it is agreed and understood that have not carried out and will not carry out the usual title and structural searches and enquiries that a reasonably prudent English purchaser ought to make provided that this shall not exclude that knowledge of the structure of the Resorts which the LSI Shareholders would be deemed to have if LSI had operated the Resorts in accordance with good business practice.

3.7  INSURANCE.  Exhibit 3.7 attached hereto sets forth a list of all policies
     ---------   -----------
     of insurance which insure the properties, business or liability (including, but not limited to, directors' and officers' liability) of LSI and each of the Subsidiaries, setting forth the types and amounts of coverage, true, correct and complete copies of which have previously been delivered to SIGNATURE. Each of such policies is current and in full force and effect and neither LSI nor any of the Subsidiaries has received notice of default under, or intended cancellation or non-renewal of, any such policies. LSI and each of the Subsidiaries will keep all insurance policies listed in

     Exhibit 3.7 in effect through the Closing.  All the assets of LSI and the
     -----------
     Subsidiaries which are of an insurable nature have been at all material times and to the best knowledge of the LSI Shareholders are insured to their full replacement value against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the level of insurance cover provided by such policies is reasonable. Neither LSI nor any of the Subsidiaries has been refused any insurance by an insurance carrier to which it has applied for insurance. The representations and warranties set out in this Section 3.7 are given subject to any disclosure set out in
     Exhibit 3.7.
     -----------

3.8  ENVIRONMENTAL MATTERS.
     ---------------------

     (a) LSI and all Subsidiaries are and to the best knowledge of the LSI Shareholders have at all times been in compliance with all Environmental, Health and Safety Laws (as defined herein) governing or applying in respect of its business, operations, properties and assets. Neither LSI nor any Subsidiary is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental Health and Safety Laws. LSI and the Subsidiaries are in compliance in all material respects with all notice labeling, record keeping and reporting requirements of all Environmental, Health and Safety Laws.

     (b) LSI and each Subsidiary has obtained or caused to be obtained and is in material compliance with all authorizations, consents, permissions, orders, licenses, certificates, permits, approvals and registrations (including all variations, modifications or transfers thereof) (collectively "Environmental Licenses") required by Environmental Health and Safety Laws in connection with the ownership of its respective properties and assets and the operation of its business as presently conducted. LSI and each Subsidiary is in material compliance with all the terms, conditions and requirements of Environmental Licenses and copies of such Environmental Licenses have been provided to SIGNATURE.

     (c) Neither LSI nor any Subsidiary has received nor is it aware of any actual pending or threatened order, warning letter, notice, claim, suit, action, judgment, or administrative or judicial proceeding pending against or involving LSI or any Subsidiary, its business, operations, properties, or assets, from any regulatory or judicial authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by LSI or any Subsidiary of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing regulatory or judicial authority or third party in a manner that would not impose any obligation, burden or continuing liability on SIGNATURE following Closing, or which could have a material adverse effect on LSI or any Subsidiary.

     (d) There are no facts or circumstances which would lead LSI or any Subsidiary to believe that:

          (i) LSI or any Subsidiary may become non-compliant with or have any material liability under any Environmental Health and Safety Laws;

          (ii) LSI or any Subsidiary may become liable for any penalties, fines or forfeitures for failure to comply with any Environmental Health and Safety Laws;

          (iii) LSI or any Subsidiary may within two years of Closing be required to undertake material works or other material investment to secure compliance with any Environmental Health and Safety Laws;

          (iv) LSI or any Subsidiary may become out of material compliance with any Environmental License or may not materially comply with the terms, conditions and requirements of such Environmental Licenses;

          (v) any Environmental Licenses held or enjoyed by LSI or any Subsidiary may be revoked suspended varied or modified;

          (vi) any Environmental Licenses held or enjoyed by LSI will not continue to be so held or enjoyed following Closing;

          (vii) LSI or its Subsidiaries may receive an order, warning letter, notice, claim, suit, action, judgment or administrative or judicial proceeding issued by any regulatory or judicial authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by LSI or any Subsidiary of its properties or assets or the operation of its business.

     (e) Neither LSI nor any Subsidiary has generated, manufactured, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or Waste in contravention of any Environmental Laws nor are the LSI Shareholders otherwise aware to their best knowledge of the presence within any of the properties now owned, occupied, leased or used by LSI or any Subsidiary of any Hazardous Substances or Waste. For purposes of this Section the term "HAZARDOUS SUBSTANCES" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum, oil or petroleum or oil products, and polychlorinated biphenyls, the presence of which may require investigation or remediation under any Environmental, Health and Safety Laws or which may otherwise cause harm to or have a detrimental effect on the environment or human health. For purposes of this Section the term "WASTE" shall mean waste, controlled waste, directive waste, special waste, hazardous waste or refuse as defined or referred to in any Environmental Health and Safety Law.

     (f) Neither LSI nor any Subsidiary has caused, or allowed to be caused or permitted, either by action or inaction, a release or discharge or threatened release or discharge of any Hazardous Substance from, on, into or beneath the surface of any property. To the best knowledge of the LSI Shareholders, there has not occurred, nor is there presently occurring, a release or discharge, or threatened release or discharge, of any Hazardous Substance from, on, into or beneath the surface of any property now owned, leased or occupied by LSI or any Subsidiary.

     (g) (i) Neither LSI or any Subsidiary has obtained any environmental audits, assessments, monitoring or test results or occupational health studies undertaken by or for LSI, any Subsidiary or its agents nor to the best knowledge of the LSI Shareholders have any such audit etc. been undertaken for any other party in relation to property now or previously owned, leased or occupied by LSI or any Subsidiary in relation to activities taking place on or in connection with those properties.

          (ii) all material written communications between LSI and its Subsidiaries and any regulatory or judicial authority arising under or related to Environmental Health and Safety Laws have been disclosed to SIGNATURE.

     (h) LSI and its Subsidiaries are in compliance in all material respects with all conditions, limitations, obligations, prohibitions or requirement contained in any insurance or other indemnity policy in respect of liability arising under Environmental Health and Safety Law.

     (i) No liens or any other filing, notice, charge or restriction or the ownership, occupancy, use or transferability have been asserted against the property or assets of LSI or its Subsidiaries for costs or expenses arising under Environmental, Health and Safety Law.

     (j) As used in this Agreement, "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all national state, regional or local statutes (including, without limitation, subordinate legislation), laws (including, without limitation, common law), rules, regulations, codes, circulars, directives, decisions, treaties, conventions, orders, injunctions, decrees and rulings, in force and binding on LSI or any Subsidiary at or prior to Closing any of which govern (or purport to govern) or relate to pollution, protection or regulation of the environment, health and safety, air emissions, water discharges and abstractions, land contamination, Hazardous Substances, or Waste and part IIA of the Environmental Protection Act 1990 and any other legislation governing contamination of land or water which is enacted but not yet in forge.

3.9  MINUTE AND STOCK BOOKS; RECORDS.  Except as disclosed in Exhibit 3.9, the
     -------------------------------                          -----------
     respective minute books of LSI and each of the Subsidiaries made available to SIGNATURE contain all of the records of meetings and other corporate or similar actions of the respective shareholders, directors, partners and members (and committees thereof) to the extent such records were prepared or required to be prepared; the share register and stock transfer records maintained by LSI and made available to SIGNATURE are materially complete and accurate in all material respects; the respective share registers and stock transfer records maintained by each of the Subsidiaries and made available to SIGNATURE are complete and accurately disclose all issuances and transfers of stock of each of the Subsidiaries and all other statutory records required to be maintained by LSI and each of the Subsidiaries are maintained and accurately reflect the information presented therein, including but not limited to statutory records pertaining to bank accounts and safe deposit boxes. Except as disclosed in Exhibit 3.9 hereto, all accounts documents and letters
                  -----------
     required to be delivered or made to the Registrar of Companies by LSI or any Subsidiary have been duly and correctly delivered or made.

3.10 NO UNDISCLOSED MATERIAL LIABILITIES.  There are no material liabilities of
     -----------------------------------
     LSI or any Subsidiary of any kind whatsoever, whether accrued, contingent or absolute, and there is no known existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

     (a) liabilities fully provided for in the consolidated balance sheets (the "BALANCE SHEETS") of LSI and the Subsidiaries as of December 31, 1996, March 31, 1997 or June 30, 1997 (the "BALANCE SHEET DATE");

     (b)  liabilities disclosed in Exhibit 3.10;
                                   ------------

     (c) liabilities that have arisen in the ordinary course of business since the Balance Sheet Dates and that could not reasonably be expected to give rise to any material loss or damage to LSI or any Subsidiary;

     (d) other undisclosed liabilities that, individually or in the aggregate, are not material to LSI and the Subsidiaries, taken as a whole.

3.11 CONTRACTS.  Except as set forth in Exhibit 3.11 attached hereto or in any
     ---------                          ------------
     other Exhibit attached hereto and referenced below, true, correct and complete copies (in all material respects) of which referenced items have previously been delivered to SIGNATURE, neither LSI nor any Subsidiary is a party to or bound by any of the following (hereinafter, any of the following are referred to collectively as the "CONTRACTS" and individually as a "CONTRACT"):

     (a) any material contract outside of the ordinary course of business for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items, or supply agreements with the national government or any state or local government or any agency thereof;

     (b) any material acquisition, development, working capital, receivables or other loan (whether secured or unsecured) agreement or other instrument relating to the borrowing of money or guaranty of any obligation for the borrowing of money;

     (c) any material license, lease or other agreement outside of the ordinary course of business to provide or acquire services or equipment related to the timeshare industry of any kind;

     (d) any instrument or agreement relating to any material indebtedness by way of lease-purchase arrangements, conditional sale, or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security arrangements;

     (e) any material agreement or contract entered into on terms other than on an arms' length basis or with, or any obligation to or from an Affiliate or a shareholder of LSI, or to the best knowledge of LSI and the LSI Shareholders, any Affiliate or any shareholder of any Subsidiary. For purposes of this Agreement, "AFFILIATE" shall mean any person or entity (i) that controls or is controlled by or is under common control with, the person or entity involved, including, without limitation, officers and directors, (ii) that beneficially owns or holds 5% or more of any equity interest in any person or entity involved, or (iii) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned beneficially by the person or entity involved. As used herein, the term "CONTROL" shall mean possession of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise;

     (f) any marketing and sales or agency agreement, any management agreement, any timeshare exchange agreement, any franchise agreement, any agreement in favor of any Association or any governmental or regulatory authority, declarations of covenants, conditions and restrictions, indemnification agreement, or partnership or joint venture agreement in each case to the extent that such agreements are material;

     (g) any other material agreements, contracts or powers of attorney whether written or oral;

     (h) any guarantee or indemnity under which any material liability or contingent liability is outstanding.

     For purposes of this Section 3.11, "MATERIAL" shall refer to any obligation which may exceed $50,000, in the aggregate, or which is not cancelable upon ninety days notice without cost or penalty or which is material to the operations of LSI and/or the Subsidiaries. Except as set forth in Exhibit
                                                                        -------
     3.11 attached hereto, none of LSI nor any Subsidiary has committed any
     ----
     material breach of any provisions of, or is in violation or default under the terms of, or has caused or permitted to exist any event that with notice or lapse of time or both would constitute a default or event of default under, any such Contract (except for such defaults which individually or, in the aggregate, would not have a material adverse effect on LSI or a Subsidiary). Except as set forth on Exhibit 3.11, the
                                                      ------------
     execution and delivery of this Agreement by LSI and the consummation of the transactions contemplated by this Agreement will not violate or cause a default or event of default under any provision of, or result in the acceleration of any obligation under, or the termination of, any such Contract (except for such defaults which individually or in the aggregate would not have a material adverse effect on LSI or a Subsidiary). To the best knowledge of the LSI Shareholders, all such Contracts are in full force and effect and will continue in full force and effect to the benefit of LSI or a Subsidiary, as indicated on said Exhibit 3.11, without change
                                                  ------------
     following the consummation of the transactions contemplated by this Agreement without obtaining the consent of any other party, except as set forth on Exhibit 3.14(b) attached hereto.
              ---------------

3.12 LITIGATION AND COMPLIANCE.  Except as set forth on Exhibit 3.12 attached
     -------------------------                          ------------
     hereto, there is no pending claim, lawsuit, administrative proceeding, or, to the best knowledge of LSI Shareholders, investigation by or against LSI or a Subsidiary or the operation of its business which is current, pending or threatened; the business of LSI or a Subsidiary is not affected by any pending or threatened strike or other labor disturbance. LSI and each of the Subsidiaries and the operation of their business are in material compliance with all applicable national, European Community and local laws and regulations and administrative orders applicable thereto, (including national, state, local and foreign laws and regulations) regarding the advertising, marketing, offer to sell or sale of Intervals in each local jurisdiction in which LSI and the Subsidiaries are doing business including, but not limited to, the English Timeshare Act of 1992 save where such non-compliance would not have a material adverse effect on LSI and its Subsidiaries taken as a whole; and there is no order, writ, injunction or decree (other than orders, writs, injunctions or directions affecting the timeshare industry generally) affecting the operations or the business of LSI or any of the Subsidiaries.

3.13 NON-CONTRAVENTION.  Except as set forth in Exhibit 13, the execution and
     -----------------                          ----------
     delivery of this Agreement and the Related Agreements by LSI and the LSI Shareholders (to the extent that they are parties thereto) and the consummation by LSI and the LSI Shareholders (to the extent that they are parties thereto) of the transactions contemplated hereby and thereby and compliance by the LSI Shareholders with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of LSI or any of its Subsidiaries under, (i) the articles of association of LSI or the comparable organizational documents or partnership or similar agreement (as the case may be) of any such Subsidiary, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to LSI or any of its Subsidiaries, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LSI or any of its Subsidiaries or their respective properties or assets, or (iv) will result in the creation of any lien or encumbrance other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on LSI or (y) prevent the consummation of the Purchase.

3.14 LICENSES, PERMITS AND REQUIRED CONSENTS.  LSI and each of the Subsidiaries
     ---------------------------------------
     have all material national licenses, ordinances, certifications, approvals, authorizations and permits necessary to the conduct of their business as currently conducted, including, but not limited to, building permits which are presently required for on-going construction activities, business licenses, health permits, all public reports, brokerage and marketing licenses and other permits required by national and local laws to sell the Intervals in the local jurisdictions in which the Resorts are located, as well as all other local jurisdictions in which the Intervals are being advertised, marketed and sold (collectively, "LICENSES AND PERMITS" or with respect to all permits issued by any governmental authority, a "GOVERNMENTAL PERMIT") save where the failure to have any Licenses and Permits would not have a material adverse effect on LSI and its Subsidiaries taken as a whole. A list of the Licenses and Permits (excluding television licenses) is set forth on Exhibit 3.14(a) attached
                                                     ---------------
     hereto, true, correct and complete (in all material respects) copies of which have previously been delivered to SIGNATURE. All material Licenses and Permits are in full force and effect except as disclosed in Exhibit
                                                                     -------
     3.14(a), no material violations have been made in respect thereof, and no
     -------
     proceeding is pending which is likely to have the effect of revoking or limiting any such Licenses and Permits and, except for amendments to Licenses and Permits which will be necessary as a result of the transactions contemplated hereby and which can be obtained in due course, the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

     Exhibit 3.14(b) attached hereto sets forth all registrations, filings,
     ---------------
     applications, notices, transfers, consents, approvals, orders, qualifications, waivers or other actions of any kind known by LSI to be required to be made by LSI or any of the Subsidiaries or the LSI Shareholders SIGNATURE including those which have been filed, given or obtained by or on behalf of LSI or any of the Subsidiaries with, to or from any persons, governmental authorities or private entities in connection with the consummation of the transactions contemplated by this Agreement, and, to the best knowledge of LSI Shareholders, there is no reason why all registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions will not be able to be made and/or granted in a manner that will permit the transactions contemplated herein within the time frame contemplated herein without the payment of any fee or other amount (except as disclosed on

     Exhibit 3.14(b) and without any material adverse affect on the business or
     ---------------
     operations of LSI.

3.15 LABOR MATTERS.  Neither LSI nor any of the Subsidiaries has any
     -------------
     obligations, contingent or otherwise, under any employment, secondment or consulting severance, bonus, deferred compensation or commission agreement (except if and as set forth in Exhibit 3.11 attached hereto), collective
                                    ------------
     bargaining agreement, dismissal procedures agreements, union membership agreement, union recognition agreements or other contract or agreement with a trade union or other employee representative or representatives. To the best knowledge of LSI Shareholders, there are no efforts presently being made or threatened by or on behalf of any trade union with respect to employees of LSI or a Subsidiary to take industrial action or to obtain recognition or collective bargaining or consultation right in relation to those employees. To the best knowledge of LSI and LSI Shareholders, there is no industrial action, labor strike, dispute, slowdown or stoppage pending or threatened against or involving LSI or any Subsidiary; no material representation question or claim exists or is pending or threatened respecting the employees of LSI or any Subsidiary; no grievance or internal or informal complaint which might have a material adverse effect upon LSI or any Subsidiary or the conduct of their respective businesses exists; no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and no collective bargaining agreement is currently being negotiated by LSI or any Subsidiary. Except as set forth in Exhibit 3.15
                                                                  ------------
     hereto, neither LSI nor any of the Subsidiaries has any liability to pay compensation for loss of office or employment or a redundancy payment to any present or former employee or to make any payment under any provision of the Employment Rights Act 1996 and to the best knowledge of the LSI Shareholders there are no circumstances which might give rise to such a liability.

3.16 EMPLOYEE BENEFIT PLANS.
     ----------------------

     (a)  Except under the schemes set forth in Exhibit 3.16 (the "PENSION
                                                ------------
          SCHEMES"), there is no agreement, arrangement or understanding (whether contractual, under trust or otherwise) which exists for the provision of relevant benefits (as defined in section 612 of the Income and Corporation Taxes Act 1988) for any past or present officer or employee of LSI or any of the Subsidiaries (or a predecessor in business of LSI or any of the Subsidiaries) or for any relative or dependent of such a person in connection with which LSI or any of the Subsidiaries is or may become legally obliged to make any payment.

     (b) All material details of the Pension Schemes in the form of copies of the documents governing the scheme, the rate at which LSI is obliged to contribute to each of the Pension Schemes, any insurance policies and contracts relating to the Pension Schemes, any undertakings and indemnities given to the Inland Revenue and the Contributions Agency in connection with the Pension Schemes are set forth in Exhibit 3.16.
                                                                  ------------

     (c) The Pension Schemes are exempt approved schemes for the purposes of chapter I or chapter IV of part XIV of the Income and Corporation Taxes Act 1988 and to the best knowledge of LSI and the LSI Shareholders there is no matter which could lead to the withdrawal of that approval.

     (d) Apart from earnings related lump sum death in service benefits the Pension Schemes provides only money purchase benefits (as defined in the Pension Schemes Act 1993) for the beneficiaries of the Pension Schemes and neither LSI nor the trustees of the Pension Schemes have given any promise or assurance to any beneficiary that his benefits will be calculated wholly or partly by reference to any person's remuneration or equate (approximately or exactly) to any particular amount. Section 74(6) of the Pension Schemes Act 1993 (uniform accrual) does not apply to the calculation of short service benefit under the Pension Schemes.

     (e) All lump sum and pension benefits payable under the Pension Schemes in the event of the death of a member are fully insured, and all benefits which are in payment and which are paid up (payments not having commenced) and all contingent benefits are fully secured with an insurance company authorized to carry on ordinary long term insurance business under the Insurance Companies Act 1982.

     (f) All due contributions and expenses payable by LSI or the trustees of each of the Pension Schemes in respect of the Pension Scheme have been paid and no services have been rendered or requested in respect of the Pension Schemes in relation to which an account has not been rendered. The rate of contributions paid to the Pension Schemes has not, to the best knowledge of the LSI Shareholders, been calculated by reference to the sex of the members.

     (g) The representations and warranties set out in this Section 3.16 are given subject to any disclosure set out in Exhibit 3.16.
                                                     ------------

3.17 TAXES AND RETURNS.  As used herein, the terms "TAX" or "TAXES" shall mean
     -----------------
     all national, state, provincial, municipal, local or foreign taxes, impositions, levies and duties whether of the United Kingdom, Spain, Austria, Gibraltar or elsewhere in the world including without limitation those charges on or in respect of charged in respect of income, tariff, franchise, excise, gross receipts, sales and use, value added tax, payroll, national insurance, social security, real and personal property, transfer, distributions, insurance premiums, turnover, gains, customs, and other taxes and government charges, assessments and contributions and including without limitation all fines, interest and penalties in respect thereof.

     As used herein, the term "TAXES ACT" means the United Kingdom Income and Corporation Taxes Act 1988.

     As used herein, the term "TCGA" means the United Kingdom Taxation of Chargeable Gains Act 1992.

     Except as set forth in Exhibit 3.17
                            ------------

     (a)  Except as described on Exhibit 3.17, no questions or issues other than
                                 ------------
          those of a minor nature have been raised and are currently pending by any taxing authority in connection with any return of LSI or any Subsidiary or any liability to Tax of LSI or any Subsidiary nor so far as the LSI Shareholders are aware is there any fact or circumstances which may give rise to any such issue, questions or disputes to the best knowledge of the LSI Shareholders. Exhibit 3.17 sets forth the
                                                   ------------
          years for which examination of any return by any taxing authority are presently being conducted. All deficiencies other than those of a minor nature asserted or assessments made as a result of any examination by any taxing authority have been fully paid, or are being contested and an adequate reserve therefore has been established and is reflected in the Financial Statements of LSI for the fiscal year ended December 31, 1996.

     (b) All elections currently effective or made within the last six years with respect to Taxes affecting LSI and the Subsidiaries are set forth in Exhibit 3.17.
             ------------

     (c) All tax sharing agreements or similar arrangements with respect to or involving LSI and the Subsidiaries are set forth in Exhibit 3.17.
                                                              ------------

     (d) The amount of trading losses, rights to repayment of tax capital losses, foreign tax credits, surplus ACT and other tax credits available to LSI and the Subsidiaries is set forth in Exhibit 3.17.
                                                                ------------

     (e) The base cost, if any, of the shares in each Subsidiary is set forth in Exhibit 3.17.
             ------------

     (f)  Except as set forth in Exhibit 3.17 or Exhibit 3.1 attached hereto,
                                 ------------    -----------
          neither LSI nor any of the Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is or should be treated by LSI or a Subsidiary as a partnership for income or corporation tax purposes.

     (g) LSI and each of its Subsidiaries has duly and punctually paid all tax which it is or has been liable to pay or account for prior to the date of this Agreement and has made adequate provisions in the Financial Statements for the fiscal year ended December 31, 1996 in respect of all Taxes which it will or may become liable to pay or account for in respect of all accounting and other periods ending on or before the date of this Agreement.

     (h) The amount of the provision for deferred taxation (if any) contained in the Financial Statements for the fiscal year ended December 31, 1996 in respect of LSI and each Subsidiary was in accordance with UK generally accepted accounting principles and, in particular, was calculated in accordance with SSAP 15.

     (i) LSI and each Subsidiary has properly and punctually deducted and accounted for Taxes which it has been required to deduct or for which it has been required to account in respect of any payments made or deemed to have been made by it. In particular, LSI and each of its Subsidiaries has properly operated the PAYE (or any other applicable payroll tax) system and has duly made all deductions any payments required to be made in respect of National Insurance contributions (including employer's contributions) and their equivalents in each other relevant jurisdiction.

     (j) LSI and each Subsidiary has duly and punctually made all returns, complied with all reporting obligations, and given or delivered all notices and accounts and information, all of which were correct and complete in all material respects, which on or before the date of the Agreement ought to have been made given or delivered for purposes of Taxes.

     (k)  Exhibit 3.17 details all relevant surrenders of or claims for group
          ------------
          relief or advance corporation tax which affect LSI or any Subsidiary for accounting periods in respect of which no final agreement has been reached with the relevant Tax Authority as to its tax affairs or which were made in the seven years ending with the date of this Agreement. Except as disclosed on Exhibit 3.17, LSI and its Subsidiaries have not
                                 ------------
          made or received any payment in respect of a claim for or surrender of group relief or advance corporation tax which to the best knowledge of the LSI Shareholders are aware could be liable to be refunded nor is under any obligation to make such payment or has any entitlement to receive such a payment.

     (l) LSI has not elected to have any assets treated as short life assets under Section 37 Capital Allowances Act of 1990.

     (m) All documents which are in the possession of LSI or its Subsidiaries or by virtue of which LSI or its Subsidiaries has any right or interest and which either attracts stamp duty or stamp duty reserve tax in the United Kingdom or to the best knowledge of the LSI Shareholders in any other jurisdiction or requires to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority have been properly stamped provided that the awareness limitation shall not apply to any stamp duty or stamp duty reserve tax relating to land or other real property.

     (n) LSI and each of its Subsidiaries has duly registered for Value Added Tax purposes and has materially complied with all relevant provisions of the Value Added Tax Act of 1994 ("VATA") or any similar provision in any jurisdiction outside of the United Kingdom, and the regulations made or notices issued under any legislation relating to the Value Added Tax. The exempt supplies for VATA purposes made by LSI and each Subsidiary are set out in Exhibit 3.17.
                                    ------------

     (o) All statutory clearances and consents obtained from any Taxing Authority by any of LSI and any of the Subsidiaries in the six (6) years prior to the date of this Agreement are specifically set forth in Exhibit 3.17 and were obtained after sufficient and accurate
             ------------
          disclosure of all material facts and considerations and to the best knowledge of the LSI Shareholders no such clearance or consent is liable to be withdrawn, nullified or rendered void.

     (p) No Tax will be chargeable on or recoverable from any of LSI and any of the Subsidiaries nor will any credit or allowance cease to be available to any of them or be restricted in each case as a result of or in connection with the entry into this Agreement and/or the sale of the Shares hereunder and none of LSI or any of the Subsidiaries has acquired an asset which could be deemed to be disposed of if Section 179 TCGA 1992 were to apply to the relevant company.

     (q) No liability to Tax would arise if any assets of or debts owed to LSI or any of the Subsidiaries were disposed of or discharged for an amount equal to the value attributed to such asset or debt in the Balance Sheet.

     (r) None of LSI and any of the Subsidiaries has or to the best knowledge of the LSI Shareholders will have any liability to indemnify (whether statutory or otherwise) any other person in respect of Tax.

     (s)  Except only as specifically described in Exhibit 3.17, (i) LSI is
                                                   ------------
          resident in the United Kingdom for United Kingdom Tax purposes and is not and never has been resident for any purpose in any other country,
          (ii) none of the Subsidiaries is or ever has been resident for any Tax purposes (including for the purposes of any double taxation treaty) in any territory other than that in which it is incorporated and (iii) none of LSI and any of the Subsidiaries carries on business through a branch or agency or permanent establishment or is otherwise liable to Tax, in any jurisdiction other than that in which it is incorporated.

     (t) No amount of an income nature which has been paid since December 31, 1996 or to the best knowledge of the LSI Shareholders is payable by any of LSI and any of the Subsidiaries, or which it is under an obligation entered into before the date of this Agreement the Closing Date to pay, is wholly or partly disallowable as a deduction, charge on income or otherwise in computing its liability to Taxation and no debt owed by any of them has since December 31, 1996 been released in whole or in part in circumstances that give rise or could give rise to a liability to taxes.

     (u) In the last 6 years no loan, advance, release or payment has been made or consideration given or transaction effected by LSI or any of the Subsidiaries falling within Section 419 to 422 (inclusive) of the Taxes Act.

     (v) None of LSI and any of the Subsidiaries has caused, permitted or entered into any of the transactions specified in Section 765 of the Taxes Act without the prior consent of HM Treasury nor made a deemed disposal of assets pursuance to Section 185 or 186 of the TCGA nor made an election as the principal company under Section 187 of the TCGA nor failed to comply with Section 130 Finance Act 1988 before ceasing to be resident in the United Kingdom.

     (w) All claims, disclaimers elections and notices in relation to Tax or other Returns which have been taken into account in calculating the provisions for Tax in the for the fiscal year ended December 31 1996 have been properly and duly submitted to the relevant Taxing Authorities and are not the subject nor to the best knowledge of the LSI Shareholders are likely to be the subject of any dispute.

     (x)  There are specifically set forth in Exhibit 3.17(a) copies of all
                                              ---------------
          notifications from a Taxing Authority to any of LSI and the Subsidiaries that any payment which any of LSI and any of the Subsidiaries is currently liable to make may be made gross or at a reduced rate of withholding which otherwise should have been made subject to deduction of an amount in respect of Tax and (b) details of any liability (actual or contingent) on any of LSI and the Subsidiaries to make a payment subject to a deduction or withholding of Tax which are subject to a liability to gross up.

     (y)  Except as disclosed in Exhibit 3.17, neither LSI nor any of the
                                 ------------
          Subsidiaries has issued (i) any securities (as defined in Section 254(1) Taxes Act) in relation to which payments might fall within
          Section 209(2)(d) and/or (da) and/or (e) Taxes Act; or (ii) any debt which is not a normal commercial loan for the purposes of Section 117(1) TCG Act or Schedule 18 Taxes Act.

     (z)  Except as disclosed in Exhibit 3.17, none of LSI and any of the
                                 ------------
          Subsidiaries (i) are parties to leasing transactions to which the provisions of Section 82 and Schedule 12 of the Finance Act 1997 could apply; or (ii) have made a or currently intends to declare and/or make prior to Closing a distribution to which the provisions of section 69 and Schedule 7 of the Finance Act 1997 could apply.

     (aa) To the best knowledge of the LSI Shareholders no transaction has been entered into or event occurred in consequence whereof any of LSI and any of the Subsidiaries could be liable to Taxation or increased Taxation pursuant to Section 770-773 Taxes Act or any equivalent or substantially equivalent provision, law or regulation in any other relevant jurisdiction.

     (bb) Except as described in Exhibit 3.17, neither the assets nor the shares
                                 ------------
          of LSI or any of the Subsidiaries are subject to any United Kingdom Inland Revenue charge for the purposes of the Inheritance Tax Act 1984. No person has, or could obtain, the power under Section 212 of the Inheritance Tax Act 1984 to raise any inheritance tax by the sale or mortgage of or by a terminable charge on any of the assets of LSI or any of the Subsidiaries.

     (cc) Article 3.17 of this Schedule shall apply mutatis mutandis in relation to Taxes outside the United Kingdom and accordingly any reference in those paragraphs to any form of Taxation or Relief or any statutory provision relating to Taxation in the United Kingdom shall be deemed to include a reference to the equivalent or substantially equivalent form of Taxation or Relief or statutory provision relating to Taxation in any other relevant taxing jurisdiction.

3.18 CHANGES.  Except as otherwise expressly disclosed on the Exhibits hereto,
     -------
     since December 31, 1996, there has not been:

     (a) any damage, destruction, other casualty loss or other occurrence resulting in a loss individually of $25,000 and in the aggregate of $50,000;

     (b) any disposition of any asset of LSI or a Subsidiary other than in the ordinary course of business;

     (c) any termination or, except in the ordinary course of business, any amendment or modification of any existing, or entering into any new, contract, agreement, lease, license, permit or franchise with a value individually of $25,000 and in the aggregate of $100,000;

     (d) any direct or indirect redemption, purchase or other acquisition of, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of, any stock or other securities of LSI or a Subsidiary, other than distributions otherwise permitted under this Agreement;

     (e) any material changes in the accounting methods or practices followed by LSI or any of the Subsidiaries or any change in depreciation or amortization policies or rates, other than as disclosed on Exhibit
                                                                     -------
          3.18 attached hereto and made a part hereof; or
          ----

     (f) any other materially adverse change in the assets, business or condition or prospects of LSI or a Subsidiary.

     (g) incurred any liability or contingent liability for Taxation otherwise than as a result of trading activities in the ordinary course of business;

     (h) any forgiving of any advances, loans or other assets owed to LSI or the Subsidiaries, including, but not limited to any indebtedness or obligation of Related Parties;

     (i) borrowed any sums or entered into any financial guarantees or otherwise incurred any indebtedness or liability in excess of $75,000 individually or $500,000 in the aggregate for LSI and all Subsidiaries as a group;

     (j) issued or sold any shares of its capital stock of any class, or issued or sold any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, nor made any commitment to issue or sell any such shares or securities;

     (k) declared, paid or set aside for payment any dividend, distribution or return of capital in respect of its capital stock or other equity securities or, directly or indirectly, redeemed, purchase or otherwise acquired any shares of its capital stock, options, warrants or securities convertible into its capital stock or other equity securities;

     (l) made or committed to make any capital expenditures in excess of $50,000 individually or $250,000 when aggregated with all other such expenditures by LSI and all Subsidiaries as a group;

     (m) made any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

     (n) altered or revised the accounting practices, procedures, methods or principles currently in place;

     (o) any forgiving of any advances, loans or other assets owed to LSI or the Subsidiaries, including, but not limited to any indebtedness or obligation of Related Parties.

3.19 ACCOUNTS RECEIVABLE.  Each account receivable reflected in the Financial
     -------------------
     Statements or which arose subsequent thereto represents an undisputed, bona fide sale and delivery of goods or services rendered or to be rendered.
     The accounts receivable (a) have not been pledged, encumbered or sold (or are subject to a contract which for the sale, encumbrance or pledge thereof) except as set forth on Exhibit 3.19 and (b) have been delivered in
                                     ------------
     accordance with UK GAAP, consistently applied. The reserves for doubtful accounts reflected on the Financial Statements were determined in accordance with UK GAAP consistently applied.

3.20 SOFTWARE.  Except as disclosed in Exhibit 3.20 all software used for the
     --------                          ------------
     purposes of the respective businesses of LSI and its Subsidiaries on computers at the Resorts or any off-site management or other office operated by LSI or a Subsidiary serving the Resorts (such software being described on Exhibit 3.21) which is material to the business of LSI is
                  ------------
     properly licensed to LSI, all licensing fees have been paid and LSI or a Subsidiary, as the case may be, has the rights to use the software indefinitely.

3.21 NO ADVERSE ACTIONS.  There is no existing, pending or threatened
     ------------------
     termination, cancellation, limitation, modification or change in the business relationship of LSI or a Subsidiary with any principal supplier, customer or other person or entity except as are immaterial individually and in the aggregate and which are in the ordinary course of business.
     None of LSI, a Subsidiary or, to the best knowledge of the LSI Shareholders, any shareholder, director, officer, agent, employee or other person associated with or acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental officials or others.

3.22 REPORTING.  LSI and each Subsidiary has timely filed (within applicable
     ---------
     extension periods) all reports and documents required to be filed by it pursuant to applicable laws of the jurisdiction, in which located, operating or subject to, regulating time-share resorts and the rules and regulations promulgated thereunder (except where the failure to file would not have a material adverse effect on LSI and its Subsidiaries when taken as a whole). To the best knowledge of LSI, all such reports and documents were appropriately responsive to all applicable requirements, were complete, correct and proper in form and did not contain an untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading LSI shall send to SIGNATURE copies of all releases, financial statements and reports as and when sent to regulatory authority regulating timeshare resorts or businesses, as to which the representations and warranties in the preceding sentence shall also apply.

3.23 DISCLOSURE.  No representation or warranty made by the LSI Shareholders in
     ----------
     this Agreement and no information concerning the business, operations, assets or liabilities of LSI contained or referred to in the Exhibits attached hereto or in the certificates furnished to SIGNATURE in connection with this Agreement and the transactions contemplated hereby (a full list of which is contained on Exhibit 3.23), which SIGNATURE acknowledges are
                              ------------
     the only documents upon which it may rely in relation to this Section 3.23, in the light of the circumstances under which such information was prepared and when taken as a whole contains any untrue statement of material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Through the Closing Date, LSI shall promptly notify SIGNATURE of any change or event which could materially adversely affect the assets, operations, business, conditions or prospects of LSI or a Subsidiary.

3.24 Insolvency.  No administrator, administrative receiver, receiver, manager
     ----------
     of assets, liquidator or any other similar officer has ever been appointed in respect of the whole or any part of the assets or undertaking of LSI or any Subsidiary and to the best knowledge of the LSI Shareholders no order has been made, petition presented or resolution passed for the purpose of the making of any order in relation to administration, liquidation, or any other similar situation of LSI or any Subsidiary. Neither LSI nor any Subsidiary is insolvent or unable to pay its debts as they fall due (as such expression is defined in either subsection (1)(a) through (d) or subsection (2) of Section 123 of the Insolvency Act of 1986) and no scheme of arrangement as regards its creditors has been proposed by the Directors or is in operation in relation to LSI or any Subsidiary. Neither LSI nor any Subsidiary has entered into any transaction or to the best knowledge of the LSI Shareholders been given any preference to which Sections 238, 239 or 423 of the Insolvency Act of 1986 applies or which to the best knowledge of the LSI Shareholders may otherwise be liable to be set aside or avoided for any reason.

                                   ARTICLE 4
           ADDITIONAL AGREEMENTS AND REPRESENTATIONS OF THE PARTIES

4.1  ORDINARY COURSE.  Except as set forth in this Agreement, any schedules or
     ---------------
     exhibits hereto or in any of the transactions described herein, prior to the Closing from and after the date of this Agreement, without SIGNATURE's written consent, the LSI Shareholders represent, covenant and agree that neither LSI nor a Subsidiary shall:

     (a) borrow any sums or enter into any financial guarantees or otherwise incur any indebtedness or liability in excess of $75,000 individually or $500,000 in the aggregate for LSI and all Subsidiaries as a group;

     (b) sell, assign, transfer, lease, mortgage, pledge or subject to lien, or otherwise encumber, any of its assets, with the exception of the sale of timeshare interests ("INTERVALS") made in the ordinary course of business;

     (c) manage customer accounts, receivable portfolios, construction of new units and facilities, the marketing and sale of Intervals, equipment, inventories and other supplies other than in the ordinary course of business;

     (d) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, nor make any commitment to issue or sell any such shares or securities;

     (e) directly or indirectly through any investment banker or other representative or otherwise, solicit or negotiate with respect to any inquiries or proposals from any person, other than SIGNATURE and its representatives, relating to: (1) the merger or consolidation of LSI or a Subsidiary with any person or entity, (2) the direct or indirect acquisition by any person of any of the assets of LSI or a Subsidiary, or (3) the acquisition of direct or indirect beneficial ownership or control of LSI or a Subsidiary or any securities thereof by any person;

     (f) enter into any agreement or transaction not in the ordinary course of business (i) pursuant to which the aggregate financial obligation of LSI or a Subsidiary exceeds $10,000 individually or $100,000 in the aggregate for LSI and the Subsidiaries as a group, or (ii) which is not terminable by LSI or such Subsidiary without penalty upon less than 31 days' notice;

     (g) enter into any employment, consulting or similar agreement with, or make or authorize any compensation increase for, any executive officer, director or key employee of LSI or a Subsidiary whether such increase relates to base compensation, commissions, bonuses or benefits, or otherwise;

     (h) declare, pay or set aside for payment any dividend, distribution or return of capital in respect of its capital stock or other equity securities or, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, options, warrants or securities convertible into its capital stock or other equity securities;

     (i) make or commit to make any capital expenditures in excess of $50,000 individually or $250,000 when aggregated with all other such expenditures by LSI and all Subsidiaries as a group during any 30-day period;

     (j) make any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

     (k) alter or revise the accounting practices, procedures, methods or principles currently in place;

     (l) materially change any credit policies or failed to pay any creditors in accordance with its normal practices;

     (m)  settle or compromise any litigation described on Exhibit 3.12 or any
                                                           ------------
          tax disputes;

     (n)  establish or adopt any employee benefit plan;

     (o) consent to any adverse planning changes, or sell, transfer, assign, dispose of, or consent to the utilization of any development rights of any Real Property, including air rights, if any, or adversely modified or amended or consented to any modification, amendment, termination or surrender of any Governmental Permit;

     (p) otherwise enter into any material transaction or take other material action not in the ordinary course of business;

     (q) pass any members' resolution of any kind other than resolutions relating to business at annual general meetings which was not special business; or

     (r) repay any loan, loan capital or other debenture by reason of LSI's or its Subsidiaries default.

4.2  ACCESS PRIOR TO CLOSING.
     -----------------------

     (a) Upon reasonable notice from the date hereof through the earlier of (i) termination of this Agreement, or (ii) the Closing, the LSI Shareholders shall procure that LSI and the Subsidiaries, and their respective directors, officers, agents and employees, shall afford SIGNATURE and its representatives (including, without limitation, its independent public accountants, engineers, consultants, attorneys, lenders and other representatives) reasonable access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books, records, business, data, personnel, customers and vendors of or relating to LSI, any of the Subsidiaries or (to the extent reasonably necessary) the Related Parties or their operations. The parties hereto shall cooperate fully in connection with the foregoing and in particular LSI shall promptly respond to all enquiries raised by SIGNATURE and its representatives which are in any way connected with SIGNATURE's investigations into the matters referred to in Section 8.1(i)(iv);

     (b) Upon reasonable notice from the date hereof through the earlier of (i) termination of this Agreement, or (ii) the Closing, SIGNATURE shall and shall procure that its subsidiaries and their respective directors, officers, agents and employees, shall afford LSI and its representatives (including, without limitation, its independent public accountants, engineers, consultants, attorneys, lenders and other representatives) reasonable access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books, records, business, data, personnel, customers and vendors of or relating to LSI any of the Subsidiaries or (to the extent reasonably necessary) the Related Parties or their operations to the extent necessary to answer the due diligence enquiries notified to SIGNATURE by or on behalf of the LSI Shareholders prior to the date hereof. The parties hereto shall cooperate fully in connection with the foregoing.

          In the event that, in the reasonable opinion of SIGNATURE, there has occurred a material adverse change in the business, financial condition, results of operations, assets or properties of SIGNATURE and its subsidiaries when taken as a whole, SIGNATURE shall promptly notify LSI and SIGNATURE and its subsidiaries and their respective directors, officers, agents and employees, shall afford LSI and its representatives (including, without limitation, its independent public accountants, engineers, consultants, attorneys, lenders and other representatives) reasonable access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books, records, business, data, personnel customers and vendors of or relating to SIGNATURE, any of its subsidiaries or their operations. SIGNATURE and its subsidiaries, and their respective officers, directors, shareholders, agents and employees shall cooperate fully in connection with the foregoing. LSI and SIGNATURE acknowledge that they are parties to that certain Confidentiality Agreement, dated May 21, 1997 (the "CONFIDENTIALITY AGREEMENT") the terms and conditions of which shall survive the execution of this Agreement and shall continue to be binding on the parties with respect to the inspections referred to in this Section 4.2 of this Agreement.

4.3  REGULATION AND OTHER AUTHORIZATIONS.  The parties shall obtain, and/or
     -----------------------------------
     shall cooperate fully with each other in obtaining, all governmental regulatory and third-party approvals, consents, filings, authorizations or certifications necessary in order to consummate the transactions contemplated hereby. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing and will use their best efforts to secure the same as promptly as possible.

4.4  FURTHER ASSURANCES.  At any time and from time to time at or after the
     ------------------
     Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

4.5  MATERIAL CHANGES.  From the date of this Agreement through the Closing
     ----------------
     Date, LSI shall promptly notify SIGNATURE of any change or event which could materially adversely affect the assets, operations, business, conditions or prospects of LSI or a Subsidiary or result in a breach of
     Section 3.

4.6  PAYMENT OF TAXES.  The LSI Shareholders shall pay all sales taxes, property
     ----------------
     transfer taxes, all documentary or other stamp taxes and all similar taxes, including but not limited to income taxes, if any, arising out of or related to their receipt of SIGNATURE Stock (including the Holdback Shares) or cash as contemplated by this Agreement.

4.7  DELIVERY.  Subject to the terms and conditions of this Agreement, the
     --------
     parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Articles 6 and 7
                                                             ----------------
     below. In addition to their respective obligations under Section 4.4 and elsewhere in this Agreement, the parties agree to take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this agreement. Neither party, nor any of their respective subsidiaries, will take or fail to take any action that could be reasonably expected to result in the non-fulfillment of any such condition.

4.8  CONTINUED RELATIONSHIPS.  The LSI Shareholders shall utilize commercially
     -----------------------
     reasonable efforts to cause LSI to preserve intact the business of LSI and each of the Subsidiaries and keep available the services of their respective officers and employees and maintain good relationships with suppliers, customers and others having business relations with LSI or any of the Subsidiaries, and shall use commercially reasonable efforts to ensure there is no change in the business, condition or results of operations of LSI or any of the Subsidiaries which may have a material adverse effect on the assets, business, condition or prospects of LSI or a Subsidiary. SIGNATURE shall utilize commercially reasonable efforts to preserve intact the business of SIGNATURE and each of the subsidiaries of SIGNATURE and keep available the services of their respective officers and employees and maintain good relationships with suppliers, customers and others having business relations with SIGNATURE or any of the subsidiaries of SIGNATURE.

4.9  CONFIDENTIALITY.  Except as contemplated by this Agreement, as required by
     ---------------
     law or otherwise expressly consented to in writing by SIGNATURE and LSI, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, SIGNATURE may issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, after affording the LSI shareholders a reasonable opportunity to review.

     In the event the Closing is not consummated, each party hereto will hold in absolute confidence any information obtained from another party, except to the extent (a) such party is required to disclose such information by law, regulation or order of court with competent jurisdiction or other governmental agency, (b) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, or (c) such information becomes generally available to the public or is otherwise no longer confidential or (d) such information was known by such party prior to it being provided by or obtained from the other party except to the extent such knowledge was obtained in breach of a confidentiality obligation. Prior to any disclosure of information pursuant to the exception in clause (a) or (b) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so. Notwithstanding the foregoing, SIGNATURE may issue or make a press release, announcement or other disclosure stating that this Agreement is terminated and such other information which it reasonably determines to be required under applicable law.

4.10 ADDITIONAL AGREEMENTS AND RELATIONSHIPS.  On or prior to Closing the
     ---------------------------------------
     appropriate parties will enter into the following agreements (collectively, the "RELATED AGREEMENTS"):

     (a) LSI and SIGNATURE and (as the case may be) Ganney and Harrington shall enter into Service Agreements between LSI and SIGNATURE and Ganney and between LSI and SIGNATURE and Harrington, requiring the services of each pursuant to the terms thereof and which are effective subject to the Closing.

     (b) SIGNATURE and the LSI Shareholders shall enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with respect to the registration of the SIGNATURE Stock being delivered to the LSI Shareholders at Closing, which is effective subject to the Closing.

     (c) SIGNATURE and the LSI Shareholders shall execute the Escrow Agreement (along with the Escrow Agent specified therein) substantially in the form of Exhibit 4.10(c) (the "ESCROW AGREEMENT").
                  ---------------

     (d) SIGNATURE shall have granted to LSI Shareholders and certain persons employed by LSI options to acquire SIGNATURE Stock as described on

          Exhibit 4.10(d), pursuant to a Stock Option Agreement, the form of
          ---------------
          which is attached thereto.

     (e) SIGNATURE and the LSI Shareholders shall have entered into an agreement regarding cooperation on tax returns and tax computations covering periods prior to Closing, such agreement to contain terms and conditions which are customary in the UK for transactions similar to the Purchase, provided that such agreement shall conform to the requirements of Section 4.13 of this Agreement.

4.11 NO SOLICITATION.  The LSI Shareholders, and those acting on behalf of any
     ---------------
     of them will not, and the LSI shareholders shall insure that LSI and the LSI Subsidiaries will use all reasonable efforts to cause its officers, employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than SIGNATURE and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving LSI or any Subsidiary or division of LSI or any sale of any of its shares or of the shares or other securities or assets of any Subsidiary or division of LSI. The LSI shareholders shall notify SIGNATURE immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing prior to the earlier of (i) termination of this Agreement or (ii) the Closing. None of the foregoing shall prohibit LSI, any Subsidiary, officers, director, employee, agent or representative of LSI from providing information to others in a manner in keeping with the ordinary conduct of LSI's business or providing information to government authorities.

4.12 AGREEMENT OF AFFILIATES.  At the Closing, each LSI Shareholder shall
     -----------------------
     deliver to SIGNATURE the Affiliate Agreement attached hereto as Exhibit
                                                                     -------
     4.12 (the "AFFILIATE AGREEMENT").  Each LSI Shareholder, being an
     ----
     "affiliate" of LSI, agrees that with respect to the Purchase qualifying for pooling-of-interests accounting treatment, shares of SIGNATURE Stock issued to the LSI Shareholders in exchange for their LSI Shares shall not be transferable until such time as the financial results covering at least 30 days of combined operations of SIGNATURE and LSI have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except for sales of amounts permitted thereunder, provided advance notice of any such proposed sale is given to SIGNATURE not less than two (2) business days prior to such sale. SIGNATURE shall be entitled to place a restrictive legend on certificates issued in the Purchase to enforce the provisions of this Section, regardless of whether the recipient has executed the Affiliate Agreement.

4.13 ACCOUNTING TREATMENT.  SIGNATURE and LSI will not knowingly enter into any
     --------------------
     agreement or take any action that would prevent treatment of the Purchase and the transactions related thereto on a pooling-of-interest basis under US GAAP or under the rules and regulations of the SEC, and agree to execute such amendments to this Agreement as may be reasonably required in the written opinion of Arthur Andersen to qualify for such treatment.

4.14 REORGANISATION.  From and after the date hereof and until the Closing,
     --------------
     neither LSI nor SIGNATURE nor any of their respective subsidiaries shall
     (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Purchase as a reorganisation with the meaning of Section 368(a)(1)(B) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.


                                   ARTICLE 5
                              REGISTRATION RIGHTS

     The SIGNATURE Stock to be issued hereunder shall be offered under the Securities Act in either (i) a private placement in transactions not involving any public offering under Section 4(2) of the Securities Act or
     (ii) in an offering in compliance with the requirements of Regulation S. The SIGNATURE Stock to be issued hereunder shall not be registered under the Securities Act. SIGNATURE has entered into the Registration Rights Agreement with the LSI Shareholders, providing for certain limited shelf registration rights and piggyback registration rights, for the purpose of providing to the LSI Shareholders an ability to sell in the open marketplace the shares of SIGNATURE Stock being received in the Purchase. Notwithstanding any provisions of the Registration Rights Agreement, LSI and the LSI Shareholders acknowledge and agree that all of the SIGNATURE stock received by them in connection with the Purchase must be made in compliance with the Securities Act, the Affiliate Letter and the rules relating to pooling-of-interest accounting as applicable to the Purchase.


                                   ARTICLE 6
                             CONDITIONS TO CLOSING

6.1  CLOSING CONDITIONS OF THE LSI SHAREHOLDERS.  The obligations of the LSI
     ------------------------------------------
     Shareholders under this Agreement are subject to the reasonable satisfaction, or waiver by the LSI Shareholders, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties of SIGNATURE contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date; or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

     (b) SIGNATURE shall have performed and complied with all of the covenants and agreements in all material respects and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by SIGNATURE at or prior to the Closing;

     (c) There shall not have occurred any material adverse change in the business, financial condition, results of operations, assets or properties of SIGNATURE or its subsidiaries when taken as a whole.

     (d) All authorizations, consents, licenses, approvals and other actions by, and all notices to and filings with, any governmental authority that are required for the due execution, delivery and performance of this Agreement, the failure of which to be obtained could be reasonably expected to have a material adverse effect on LSI or the LSI Shareholders following the Closing, shall have been made or obtained in form and substance reasonably satisfactory to LSI, and all waiting periods which are required by law to have expired prior to consummation of the Purchase shall have expired;

     (e) No action, suit or proceeding shall have been instituted by any person or entity, or by any governmental authority, before a court or other governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that seeks other material relief with respect to any of such transactions or that could, individually or in the aggregate, have a material adverse effect on the business or prospects of LSI or any Subsidiary. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental authority in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

     (f) SIGNATURE's lenders shall have consented to the transactions contemplated by this Agreement;

     (g)  None of the Related Agreements have been revoked or terminated;

     (h)  All deliveries required by Section 7.2 shall have been made;

     (i) The receipt of a waiver by The City Panel on Takeovers and Mergers of the provisions of the City Code, which the LSI Shareholders hereby undertake to use all their reasonable efforts to obtain.

6.2  CLOSING CONDITIONS OF SIGNATURE.  The obligations of SIGNATURE under this
     -------------------------------
     Agreement are subject to the reasonable satisfaction, or waiver by SIGNATURE, at or prior to the Closing, of each of the following conditions:

     (a) The representations and warranties of the LSI Shareholders contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date; or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such date;

     (b) The LSI Shareholders and LSI and each of the Subsidiaries shall have performed and complied with all the covenants and agreements in all material respects and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing,including but not limited to, those covenants contained in Section 4.1 hereof;

     (c) There shall not have occurred any material adverse change in the business, financial condition, results of operations, assets or Real Property or personal property of LSI or its Subsidiaries when taken as a whole;

     (d) All authorizations, consents, licenses, approvals and other actions by, and all notices to and filings with, any governmental body, agency, official or authority, that are required for the due execution, delivery and performance of this Agreement, the failure of which to be obtained could be reasonably expected to have a material adverse effect on SIGNATURE following the Closing, shall have been made or obtained in form and substance reasonably satisfactory to SIGNATURE and copies thereof delivered to SIGNATURE, and all waiting periods which are required by law (including the Hart-Scott-Rodino Antitrust

          Improvements Act of 1976) to have expired prior to consummation of the Purchase shall have expired;

     (e) No action, suit or proceeding shall have been instituted by any person or entity, or by any governmental authority, before a court or other governmental body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that seeks other material relief with respect to any of such transactions or that could, individually or in the aggregate, have a material adverse effect on the business or prospects of LSI or any Subsidiary. On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect that restricts or prohibits the consummation of the transactions contemplated by this Agreement[, and there shall be no ongoing investigation by any legal authority or the agency relating to LSI or any Subsidiary that if adversely determined could reasonably be expected to have a material effect on LSI and the Subsidiaries taken as a whole];

     (f)  SIGNATURE shall receive, in the form attached at Exhibit 6.2(f)(1),
                                                           -----------------
          the consents, estoppel certificates and beneficiary statements from the parties listed on Exhibit 6.2(f)(2);
                                -----------------

     (g) SIGNATURE shall have received all authorizations required by securities laws or blue sky laws and other authorizations necessary to consummate the transactions contemplated hereby including a waiver by The City Panel on Takeovers and Mergers of the provisions of The City Code;

     (h) Each person who is or may be an Affiliated Person of LSI shall have entered into an Affiliate Letter with SIGNATURE in the form customarily given in similar transactions;

     (i) SIGNATURE shall have received a letter, dated as of the Closing Date, in a form and substance reasonably acceptable to SIGNATURE, from Arthur Anderson & Co. to the effect that the Purchase shall qualify for pooling-of-interest accounting treatment;

     (j) SIGNATURE shall have received all the Exhibits required to be delivered hereunder by the LSI Shareholders and shall thereafter have had a period of 15 days in order to review the same;

     (k) SIGNATURE shall have received and had fifteen (15) calendar days to review the information contained in the consolidated and separate balance sheets as of June 30, 1997, and the consolidated and separate income statements and consolidated and separate statements of changes in financial condition or cash flows for the fiscal half-year then ended and verified to SIGNATURE's reasonable satisfaction that the consolidated revenue (turnover) and consolidated pre-tax net income of LSI and its Subsidiaries reflected therein shall be twenty-eight percent (28%) or more of the consolidated revenue (turnover) and consolidated pre-tax net income of LSI and its Subsidiaries reflected in the consolidated and separate income statements for the six (6) month period ended June 30, 1997; provided that for purposes of this subsection (k) the LSI Purchase Expenses shall be excluded from the calculation of pre-tax net income of LSI and its Subsidiaries;

     (l) SIGNATURE shall have completed its review of the title, structural and environmental conditions relating to the real property owned, occupied or used by LSI or a Subsidiary or comprising any part of a Resort which review shall in any event have been completed by August 30, 1997 and SIGNATURE has not become aware of matters or conditions that SIGNATURE reasonably concludes are cumulatively material and adverse and which cannot, in SIGNATURE's reasonable judgment, be remedied without material cost;

     (m) Arthur Andersen & Co. shall have completed and shall have issued an audit of the Financial Statements and a review of the financial statements of LSI and its Subsidiaries for the six months ended June 30, 1997 and shall have determined that no material downward adjustments to consolidated revenue (turnover) or consolidated pre-tax net income or net assets in the financial statements of LSI. and its Subsidiaries for the six months ended June 30, 1997 are required or to the extent that such a material downward adjustment is required, the consolidated revenue (turnover) and consolidated pre-tax net income reflected in the financial statements of LSI and its subsidiaries for the six months ended June 30, 1997 as so adjusted is twenty-eight per cent (28%) or more of the comparable figures reflected in the consolidated and separate income statements for the six (6) month period ended June 30, 1996; provided that for purposes of this sub-section (m) the LSI Purchase Expenses and LSI Shareholder Expenses shall be excluded from the calculation of pre-tax net income of LSI and its Subsidiaries;

     (n) Each shareholder of LSI shall have executed a subscription agreement and accredited investor letter addressed to SIGNATURE for the purposes of establishing that such shareholder is an Accredited Investor within the meaning of the Securities Act and that the distribution of SIGNATURE Stock in accordance with this Agreement will be exempt from the registration requirements of the Securities Act;

     (o) In the event that the Closing Price is less than $19.00 per share and following timely notice by SIGNATURE to LSI, SIGNATURE shall not be obligated to consummate the Purchase unless LSI timely notifies SIGNATURE of its intention to proceed with the consummation of the Purchase and accept the Maximum SIGNATURE Stock in full satisfaction of the Purchase Consideration;

     (p) All deliveries required by Section 7.1 and Section 8.1(i)(i) shall have been made; and

     (q)  None of the Related Agreements have been revoked or terminated.

                                   ARTICLE 7
                                  THE CLOSING

7.1  DELIVERIES BY LSI.  At the Closing, SIGNATURE shall receive from LSI the
     -----------------
     following and LSI shall cause the same to be delivered to SIGNATURE:

     (a) To the extent applicable, certificates of good standing from the appropriate governmental authority of each of the jurisdictions in which any of the non-English LSI Subsidiaries is incorporated, organized or qualified stating that each such entity is a validly existing limited company in good standing;

     (b) A certificate, dated as of the Closing, signed by the LSI Shareholders to the effect that the conditions specified in Sections 6.2(a) and (b) above, have been satisfied;

     (c) An opinion from counsel of LSI and the Subsidiaries, in such form and substance as are customarily given by English law firms and in a form which can be properly given by Rowe & Maw; provided that SIGNATURE shall only be entitled to seek remedies under this opinion if it has first exhausted its remedies under (i) the representations and warranties contained in this Agreement and (ii) the opinion of its own counsel (if it has been so advised);

     (d) A true, correct and complete copy of the Memorandum and Articles of Association (or similar public record of formation), as amended, of LSI and each Subsidiary, in respect of the non-English Subsidiaries, in any jurisdiction certified by the governmental authority of its jurisdiction of registration, incorporation or formation, and a true, correct and complete copy of the Bylaws, operating agreement or partnership agreement (as applicable) as amended, of each such Subsidiary, and in the case of LSI and the remaining Subsidiaries such documents certified by the Secretary of LSI;

     (e) A list of the LSI Shareholders as of the Closing and certified by the Secretary of LSI;

     (f)  All consents referred to in Exhibit 3.14(b); an original or
                                      ---------------
          photostatic copy duly certified as accurate and complete of all requisite governmental or regulatory approvals of the transactions contemplated hereby,

     (g) The Related Agreements, the subscription agreement and accredited investor letters referred to in Section 3.3 and the Affiliate Agreements, all executed by the appropriate parties (with the exception of SIGNATURE);

     (h) The consolidated and separate balance sheets as of June 30, 1997, and the consolidated and separate income statements and consolidated and separate statements of changes in financial condition or cash flows for the first two (2) fiscal quarters of 1997 then ended;

     (i) An opinion from KPMG Peat Marwick, as auditors of LSI and the Subsidiaries in the form of Exhibit 7.1(i) attached hereto;
                                      --------------

     (j) Any changes, modifications, supplements or amendments to any Exhibits attached to any provision of Article 3;

     (k) transfers in respect of the LSI Shares duly executed by the registered holders thereof in favor of SIGNATURE or as it may direct;

     (l) transfers in respect of such of the shares in the subsidiaries as are not registered in the name of LSI or a Subsidiary only duly executed by the registered holders thereof in favor of SIGNATURE or as it may direct;

     (m) certificates for LSI Shares and the shares in the Subsidiaries and any other documents which may be required to give good title to the LSI Shares and the shares in the Subsidiaries and to enable SIGNATURE to procure registration of the same in its name or as it may direct;

     (n) in relation to LSI and each of the Subsidiaries, all corporate and other records including but not limited to, certificates of incorporation, certificates of incorporation on change of name (if applicable), common seals, statutory registers, minute books, share certificate books, books of account and all other books (all duly written up to date), Contracts, and such financial records and personnel records as are maintained by LSI and the Subsidiaries;

     (o) subject to the receipt of the opinion described in Section 7.2(f); an opinion from Counsel of the LSI Shareholders that delivery of the LSI Shares will not subject the LSI Shareholders to any withholding under US tax law;

     (p) certified copies of board resolutions of LSI and each of the Subsidiaries in the agreed form;

          (i) recording, acceptance of the resignation from office of all the Directors (other than those requested in writing to remain by the Purchaser), the secretary and the auditors of each company;

          (ii) if requested by SIGNATURE prior to Closing, changing all existing authorities in respect of all bank accounts operated by the company as instructed by SIGNATURE;

          (iii) approving (subject only to proper stamping) the transfers of the LSI Shares or the relevant shares in the Subsidiaries delivered under this Agreement;

          (iv) approving the placing on the register of members of the company of the names of the transferees for registration in accordance with the share transfer forms referred to above and authorizing the issue of appropriate share certificates;

          (v) recording the appointment of such persons as the directors (within the maximum number permitted by the articles of association of the relevant company), secretaries and the auditors of the company as SIGNATURE shall nominate;

          (vi) if requested by SIGNATURE prior to Closing, changing the situation of the registered office of LSI and each of the Subsidiaries to such place as SIGNATURE may direct.

     (q) irrevocable powers of attorney in an agreed form executed by the LSI Shareholders to enable SIGNATURE (during the period prior to the registration of the transfer of the LSI Shares) to exercise all voting and other rights attaching to the LSI Shares; and

     (r) such other documents and instruments as SIGNATURE may reasonably request.

7.2  SIGNATURE'S DELIVERIES.  At the Closing, the LSI Shareholders (as a group
     ----------------------
     and not individually) shall receive from SIGNATURE the following:

     (a) Certificate of good standing from the Secretary of State of the State of Maryland stating that SIGNATURE is a validly existing corporation in good standing;

     (b) A certificate, dated as of the Closing, signed by an officer of SIGNATURE to the effect that the conditions specified in Section 6.1(a) and (b) above have been satisfied;

     (c) Copies of duly adopted resolutions of SIGNATURE's Board of Directors approving the execution, delivery and performance of this Agreement and the Related Agreements, certified by its Secretary,

     (d) An opinion from counsel of SIGNATURE, in form and substance substantially similar to that given in recent acquisitions involving SIGNATURE (to the extent applicable); provided that the LSI shareholders shall only be entitled to seek remedies under this opinion if it has first exhausted its remedies under (i) the representations and warranties contained in this Agreement and (ii) the opinion of its own counsel (if it has been so advised);

     (e)  The Registration Rights Agreement attached hereto as Exhibit 5, and
                                                               ---------
          the Related Agreements described in Section 4.10 all executed by SIGNATURE;

     (f) Subject to receipt of appropriate representations from the LSI Shareholders, an opinion from SIGNATURE'S tax advisers to the effect that the transactions contemplated hereby qualify for tax free treatment under Section 368(a)(1)(B) of the Code; and

     (g) Such other documents and instruments as the LSI Shareholders may reasonably request.

                                   ARTICLE 8
                                  TERMINATION

8.1  TERMINATION.  Notwithstanding anything in this Agreement to the contrary,
     -----------
     this Agreement may be terminated only:

     (a) by mutual consents of the Boards of Directors of SIGNATURE and the LSI Shareholders;

     (b) by SIGNATURE or the LSI Shareholders if, for any reason, the Closing has not occurred on or before August 31, 1997 (except to the extent the terminating party is then in breach of its obligations hereunder);

     (c) by SIGNATURE upon a breach on the part of LSI or the LSI Shareholders of any representation, warranty or covenant set forth in this Agreement, or any representation or warranty of LSI or the LSI Shareholders shall become untrue, in either case such that the conditions set forth in Section 6.2(a), 6.2(b) or 6.2(c), as the case may be, would be incapable of being satisfied by the Closing Date;

     (d) by the LSI Shareholders upon a breach on the part of SIGNATURE of any representation, warranty or covenant set forth in this Agreement, or any representation or warranty of SIGNATURE shall became untrue, in either case such that the conditions set forth in Section 6.1(a), 6.1(b) or 6.1(c), as the case may be, would be incapable of being satisfied by the Closing Date;

     (e) by SIGNATURE or the LSI Shareholders if any court of competent jurisdiction in the United States, United Kingdom or other governmental authority or other United States, United Kingdom or other governmental authority shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Purchase and such order, decree, ruling or other action is or shall have become non-appealable;

     (f) by SIGNATURE if the LSI Shareholders shall have withdrawn or materially modified their authorization or approval of the Purchase or this Agreement or shall have refused to consummate the Purchase, unless such withdrawal, modification or refusal occurs at a time when the LSI Shareholders would have the right to terminate this Agreement under Sections 8.1(a), (b), (d), (e) or (g);

     (g) by the LSI Shareholders if SIGNATURE (or its Board of Directors) shall have withdrawn or materially modified its authorization or approval of the Purchase or shall have refused to consummate the Purchase, unless such withdrawal, modification or refusal occurs at a time when SIGNATURE would have the right to terminate this Agreement under Sections 8.1
          (a), (b), (c), (e) or (f);

     (h) by SIGNATURE if the Closing Price determined pursuant to Section 1.3(a) above shall be less than $19.00 per share, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization as referenced therein, unless the LSI Shareholders shall have agreed to accept as the Final Purchase Consideration the Maximum SIGNATURE Stock; and

     (i)  by SIGNATURE in the following circumstances:

          (i) in the event that the LSI Shareholders shall fail to deliver all Exhibits required of the LSI Shareholders hereunder by June 29, 1997;

          (ii) in the event that based upon SIGNATURE's review of the Exhibits described in the preceding subsection or SIGNATURE's due diligence review of LSI, the LSI Subsidiaries and their properties, which except as provided below must be concluded by the later of July 12, 1997 or 15 days following the receipt of all Exhibits (whichever is later), SIGNATURE becomes aware of matters or conditions or omissions that SIGNATURE reasonably concludes are cumulatively material and adverse;

          (iii) in the event that the condition described in Section 6.2(k) is not met by August 31, 1997;

          (iv) in the event that based upon SIGNATURE'S review of the following, SIGNATURE becomes aware of matters or conditions that SIGNATURE reasonably concludes are cumulatively material and adverse and which cannot, in SIGNATURE'S reasonable judgment, be remedied without material cost:

                 (aa) review of opinions of title to all real property owned, occupied or used by LSI or a Subsidiary or comprising any part of a Resort; and

                 (bb) review of the condition of the properties referred to in
                      (act) above and the activities which are or were undertaken on or in adjoining properties covering environmental, structural, site engineering, heating, ventilation, safety and general property condition issues.

8.2  EFFECT OF TERMINATION.  Upon the termination of this Agreement pursuant to
     ---------------------
     Section 8.1, this Agreement shall forthwith be void and of no further force and effect without any liability or obligation on the part of either party, except for the provisions set forth in Sections 4.9, Article X Section 8.3, and in this Section 8.2.

8.3  TERMINATION PAYMENTS AND EXPENSE REIMBURSEMENTS.
     -----------------------------------------------

     (a) If the Purchase is not consummated or this Agreement is terminated pursuant to Section 8.1(c), the LSI Shareholders shalt upon demand, reimburse SIGNATURE for all Reimbursable Expenses (as defined below).

     (b) If the Purchase is not consummated or this Agreement is terminated pursuant to (i) a refusal by the LSI Shareholders to perform, without cause, its obligations under the term of this Agreement, or (ii)
          Section 8.1(c) because of a breach of a material representation or warranty by the LSI Shareholders, in which case the LSI Shareholders were grossly negligent in not knowing or discovering said breach, then SIGNATURE may, at its option, either (A) require the specific performance of this Agreement by the LSI Shareholder, (B) sue the LSI Shareholders for damages, including all Reimbursable Expenses, or (C) require the LSI Shareholders to pay to SIGNATURE promptly upon notice the sum of $4,500,000.00 and all Reimbursable Expenses (the "LSI CANCELLATION FEE") as liquidated damages, and not as a penalty, payable in immediately available funds to a bank account maintained by SIGNATURE.

     (c) If the Purchase is not consummated or this Agreement is terminated pursuant to Section 8.1(d), SIGNATURE shalt upon demand, reimburse the LSI Shareholders for all Reimbursable Expenses (as defined below).

     (d) If the Purchase is not consummated or this Agreement is terminated pursuant to (i) a refusal by SIGNATURE to perform, without cause, its obligations under the term of this Agreement, or (ii) Section 8.1(d) because of a breach of a material representation or warranty by SIGNATURE, in which case SIGNATURE was grossly negligent in not knowing or discovering said breach, then the LSI Shareholders may, SIGNATURE require SIGNATURE to pay to the LSI shareholders promptly upon notice the sum of $4,500,000.00 and all Reimbursable Expenses as liquidated damages, and not as a penalty, payable in immediately available funds to a bank account maintained by the LSI Shareholders.

     (e) "REIMBURSABLE EXPENSES" means all reasonable out-of-pocket expenses and fees incurred by the party being reimbursed, including, without limitation, reasonable attorneys fees and other professional fees, as well as all other expenses and costs of what ever kind and nature incurred in connection with the negotiation, preparation and execution of this Agreement, the Related Agreements, and the other documents prepared in connection with such agreements and documents.

     (f)  The parties acknowledge that the agreements contained in this Section
          8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if either party fails to pay any amounts due pursuant to this Section 8.3 and in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, such party shall pay the other party's reasonable costs (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section 8.3 (computed from the date upon which such amounts were due and payable pursuant to this Section 8.3) and such costs (computed from the date(s) incurred) at the prime rate of interest published from time to time by the Wall
                                                                           ----
          Street Journal (using the highest if more than one is published for a
          --------------
          particular day). The obligations under this Section 8.3 shall survive any termination of this Agreement. The provisions for liquidated damages hereunder are acknowledged by the parties to be reasonable due to the inability to accurately estimate damages for breach hereunder.

     (g) Liability for any and all payments of Reimbursable Expenses and the LSI Cancellation Fee shall be an obligation, joint and several, among the LSI Shareholders.

                                   ARTICLE 9
                      INDEMNIFICATION AND HOLDBACK SHARES

9.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Each of the representations
     ------------------------------------------
     and warranties made by SIGNATURE and the LSI Shareholders in this Agreement or pursuant hereto shall survive until the first anniversary of the Closing Date. No claim of any sort under this Agreement may be asserted against any party hereto and no party hereto shall have any liability to the other party hereto, with respect to any inaccuracy in or any breach of any representation or warranty unless a written notice of such claim making reference to this section 9.1 as been delivered in the survival period, except that if a claim shall be first asserted within the applicable period, such claim shall not thereafter be barred provided that if the party asserting the claim is LSI or SIGNATURE and the claim shall not itself have arisen from a claim made by a third party, the party asserting the claim shall have commenced proceedings through the courts in respect of the claim within the later of one year of first asserting it and one year of the crystallization of the liability in respect of which the claim is asserted. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

9.2  AGREEMENT TO INDEMNIFY SIGNATURE.  The LSI Shareholders agree jointly and
     --------------------------------
     severally to indemnify and hold SIGNATURE harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by SIGNATURE (collectively, "LSI INDEMNIFIABLE DAMAGES") resulting from or arising out of (i) any breach of a representation or warranty made by the LSI Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the LSI Shareholders in this Agreement, or (iii) any inaccuracy in any certificate delivered by or on behalf of the LSI Shareholders pursuant to this Agreement. For purposes of this Section 9.2, the amount of LSI Indemnifiable Damages hereunder shall be net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third-party with respect thereto. This Agreement shall not relieve SIGNATURE of any duty to mitigate its loss and SIGNATURE shall for such time as the indemnification obligations of the LSI Shareholders are in effect, maintain commercially reasonable insurance cover not materially different from LSI's or its Subsidiaries' (as applicable) existing policies of insurance with respect to LSI's or its Subsidiaries' (as applicable) assets.

9.3  AGREEMENT TO INDEMNIFY LSI SHAREHOLDERS.  Signature agrees to indemnify and
     ---------------------------------------
     hold LSI Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the LSI Shareholders (collectively, "SIGNATURE INDEMNIFIABLE DAMAGES") resulting from or arising out of (i) any breach of a representation or warranty made by SIGNATURE in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by SIGNATURE in this Agreement, or (iii) any inaccuracy in any certificate delivered by or on behalf of SIGNATURE pursuant to this Agreement. For purposes of this
     Section 9.2, the amount of Indemnifiable Damages hereunder shall be net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third-party with respect thereto. This Agreement shall not relieve the LSI Shareholders of any duty to mitigate its loss.

9.4  SECURITY FOR INDEMNIFICATION OBLIGATION.  As security for the agreement by
     ---------------------------------------
     the LSI Shareholders to indemnify and hold SIGNATURE harmless as described in Section 9.2, at the Closing, SIGNATURE shall set aside and hold certificates representing ten percent (10%) of the consideration paid hereunder (the "HOLDBACK SHARES"). SIGNATURE may set off against the Holdback Shares any loss, damage, cost or expense for which LSI or the LSI Shareholders may be responsible pursuant to this Agreement (including without limitations, any Indemnifiable Damages for which LSI or the LSI Shareholders may be responsible pursuant to this Agreement) subject, however, to the terms and conditions set forth in the Escrow Agreement. Except with respect to shares transferred pursuant to the foregoing right of set-off (and in the case of such shares, until the same are transferred), all Holdback Shares shall be deemed to be owned by the LSI Shareholders, and the LSI Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with SIGNATURE subject to the terms of this Section 9.3 and the Escrow Agreement, all shares of SIGNATURE Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Holdback Shares. All stock and cash issued or paid upon Holdback Shares shall be distributed to the LSI Shareholders together with such Holdback Shares.

9.5  DELIVERY OF HOLDBACK SHARES.  SIGNATURE agrees to deliver to the LSI
     ---------------------------
     Shareholders no later than one year following the Closing Date any Holdback Shares then held by it (or proceeds from the Holdback Shares) pursuant to the Escrow Agreement unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Holdback Shares remaining on deposit (or proceeds from the sale of Holdback Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction in accordance with the Escrow Agreement.

9.6  NO BAR.  If the Holdback Shares are insufficient to set off any claim for
     ------
     Indemnifiable Damages hereunder then SIGNATURE may take any action or exercise any remedy available to it hereunder by appropriate legal proceedings to collect the Indemnifiable Damages from the LSI Shareholders specifically including the LSI Shareholders.

9.7  LIMITATIONS ON CLAIMS AGAINST LSI SHAREHOLDERS.  Notwithstanding anything
     ----------------------------------------------
     contained in this Article IX to the contrary, no claim for indemnification (other than claims relating to a breach of Article 1.3 or of the Related Agreements) may be made by SIGNATURE unless the amount of the individual claim exceeds $25,000, or the aggregate amount of all claims made from the date of Closing shall exceed $1,000,000 of the Purchase Consideration.
     Once the aggregate amount of $1,000,000 is met, all claims shall be subject to indemnification; provided, however, that the maximum amount for which all LSI Shareholders may be liable for indemnification hereunder shall not exceed the aggregate amount of the value of the Purchase Consideration paid hereunder and the maximum amount payable by each LSI Shareholder shall not exceed the value of the Purchase Consideration paid hereunder. This provision does not provide for a deductible and shall not apply, in any event, in the event that the claim arises out of fraud or intentional or willful misconduct on the part of the breaching party.

9.8  LIMITATIONS ON CLAIMS AGAINST SIGNATURE.  Notwithstanding anything
     ---------------------------------------
     contained in this Article IX to the contrary, no claim for indemnification may be made by LSI unless the amount of the individual claim exceeds $25,000, or (other than claims relating to a breach of Article 1.3 or of the Related Agreements) the aggregate amount of all claims made from the date of Closing shall exceed $1,000,000. Once the aggregate amount of $1,000,000 is met, all claims shall be subject to indemnification; provided, however, that the maximum amount for which SIGNATURE may be liable for indemnification hereunder shall not exceed the aggregate amount of the value of the Purchase Consideration paid hereunder and the maximum amount payable by each LSI Shareholder shall not exceed the value of the Purchase Consideration paid hereunder. This provision does not provide for a deductible and shall not apply, in any event, in the event that the claim arises out of fraud or intentional or willful misconduct on the part of the breaching party.

9.9  TAX INDEMNIFICATION.
     -------------------

     (a) Except as provided in Section 9.9(b) the LSI Shareholders jointly and severally covenant with SIGNATURE to pay to SIGNATURE by way of an adjustment to the Purchase Price an amount equal to:

          (i) all Pre-Closing Taxes payable by any of LSI and any of the Subsidiaries (whether or not the Tax is primarily payable by the Person in question or whether or not the Person in question has or may have a right of reimbursement against another Person);

          (ii) all Pre-Closing Taxes which would have been payable by LSI and any of the Subsidiaries but for the use or set-off of any loss, relief, allowance, exemption, deduction, credit, right to repayment in respect of Tax or other relief of a similar nature including the carry-back of net operating loss, capital loss, credit or other item (hereinafter referred to as a "TAX RELIEF") which arises in respect of an Event after the Closing Date;

          (iii) all Tax liabilities of LSI and any of the Subsidiaries which would not have arisen but for the loss, reduction, modification or cancellation of some Tax Relief in consequence of an Event occurring on or before Closing where the availability of the Tax Relief has been shown as an asset in the Balance Sheet or has been taken into account in computing (and reducing) a provision (for deferred Tax or otherwise) which appears in the Balance Sheet for the fiscal year ended December 31, 1996 or has resulted in no provision for deferred Tax being made in the Balance Sheet for the fiscal year ended December 31, 1996;

          (iv) any repayment of Tax the right to which is shown as an asset in the Balance Sheet for the fiscal year ended December 31, 1996 but which is lost or cancelled in consequence of an Event occurring on or before Closing;

          (v) all Tax liabilities in respect of which any of the assets of LSI or any of the Subsidiaries and/or any of the shares in LSI or any of the Subsidiaries are or become subject to an Inland Revenue charge under Section 237 Inheritance Tax Act 1984 as a result of an Event occurring on or before Closing (whether or not in combination with any Event occurring after Closing);

          (vi) all Tax liabilities in respect of which any Person exercises or intends to exercise a power to sell mortgage or impose a terminable charge on any of the assets of LSI and any of the Subsidiaries and/or any of the shares in LSI and any of the Subsidiaries under Section 212 Inheritance Tax Act 1984 as a result of any Event occurring on or before Closing (whether or not in combination with any Event occurring after Closing);

          (vii) any Tax liability which is also a Tax liability of another person (other than one of LSI and any of the Subsidiaries) and which is payable by one or more of LSI and any of the Subsidiaries by virtue of (A) the other person failing to discharge such Taxation Liability; and (B) one or more LSI and any of the Subsidiaries being at any time prior to Closing a member of the same group as such other person or otherwise connected with or related to such other person for any Tax purpose;

          (viii) all liabilities of LSI and any of the Subsidiaries under a contractual or statutory liability entered into or incurred prior to Closing to make a payment by way of reimbursement, indemnity, or damages in respect of or arising from any Tax liability of any other person other than LSI or any of the Subsidiaries; and

          (ix) all reasonable costs and expenses incurred by SIGNATURE or LSI or any of the Subsidiaries or any affiliate of any of them in connection with any of the matters referred to in paragraphs
                 (i) to (viii) above or in connection with any claim under this
                 Article 9.9.

          As used herein, "PRE-CLOSING TAXES" means any Taxes arising in respect of or with reference to any income, profits or gains, earned, accrued or received on or before or in respect of a period ending on or before Closing (or deemed for any Tax purposes to have been so earned, accrued, or received) or as a result of or with reference to any Event which occurred on or before Closing, "EVENT" means on event, act, transaction or omission including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan, advance or death and further includes an Event deemed to have occurred for Tax purposes; and references to Events on or before any date or to the occurrence of any Event on or before any date shall include two or more Events or the combined result of two or more Events all of which occurred or were deemed to occur before that date or the combined result of two or more events the first of which occurred or is deemed for any tax purpose to have occurred before that date outside the ordinary course of business as carried on at Closing and all such events occurring after that date occur in the ordinary course of business or pursuant to a contractual obligation entered into on or before Closing or are required by law or to comply with applicable regulatory requirement or at the request of, or with the consent of, the LSI Shareholders.

     (b)  Exclusions.
          ----------

          The LSI Shareholders shall be under no liability pursuant to Section
          9.9 in respect of any Tax:

          (i) to the extent that identifiable provision or reserve for that Tax (not including any provision for deferred Tax) has been made in the Financial Statements for the fiscal year ended December 31, 1996; or

          (ii) to the extent that it arises out of a transaction undertaken after December 31, 1996 but before Closing by LSI or any of the Subsidiaries in the ordinary and lawful course of its day to day business; or

          (iii) to the extent that the Tax liability was paid or discharged before Closing; or

          (iv) to the extent that the Tax arises or is increased as a result only of any increase in rates of Tax or any change in law or any withdrawal of any extra-statutory concession by a Tax Authority or any change in accountancy practice or principles, being an increase, withdrawal or change made, in any such case, after Closing with retrospective effect; or

          (v) to the extent that the Tax liability would not have arisen but for a voluntary transaction, action or omission carried out or effected by SIGNATURE or LSI or any of the Subsidiaries at any time after Closing which SIGNATURE knew or ought reasonably to have known would give rise to that liability other than any such transaction, action or omission:

                 (aa) carried out or effected under a legally binding commitment created on or before Closing; or

                 (bb) carried out or effected in the ordinary course of the business carried on by SIGNATURE or LSI or any of the Subsidiaries at Closing; or

                 (cc) carried out with the consent or at the direction of the
                      LSI Shareholders; or

          (vi) to the extent that Tax would not have arisen or would have been reduced but for a failure or omission otherwise than at the request or direction of the LSI Shareholders on the part of SIGNATURE or LSI or any of the Subsidiaries after Closing to make any election or claim any Tax Relief the making or claiming of which was taken into account in computing the provision or reserve for Tax in the Financial Statements for the fiscal year ended December 31, 1996 and which was specifically disclosed with reference to this provision to SIGNATURE prior to Closing; or

          (vii) to the extent that Tax arises as a result of any changes after Closing in the bases, methods or policies of accounting of LSI or any of the Subsidiaries other than because such bases, methods or policies disclosed prior to Closing did not comply with UK generally accepted accounting practice as at Closing; or

          (viii) to the extent that the Tax has been made good by insurers or otherwise compensated for without cost to LSI or any of the Subsidiaries; or

          (ix) to the extent that a Tax Relief arising in respect of an Event prior to Closing (other than a Relief which has been taken into account in computing (and reducing) a provision for deferred Tax or otherwise which appears in the Financial Statements or has resulted in no provision for deferred Tax being made in the Financial Statements) is used to set against or otherwise mitigate the Tax liability in question; or

          (x) to the extent that Tax would not have arisen or would have been reduced but for the disclaiming (otherwise than at the request or direction of the LSI Shareholders) after Closing of capital allowances claimed prior to this Closing on the part of LSI or any of the Subsidiaries, the claiming of which was taken into account in computing the provision or reserve for Tax in the financial statements for the fiscal year ended December 31, 1996;

          (xi) to the extent that there is any indemnity, contribution or other similar payment payable by any third party with respect thereto and to the extent that the Tax Liability which has resulted in a payment having become due from the LSI Shareholders will give rise to a Tax Relief for POND or any of the Subsidiaries which would not otherwise have arisen, an amount equal to the tax that would be saved through the use of that Tax Relief on the basis of the rates of tax current at the date of payment shall be treated as a similar payment for these purposes.

     (c)  DATE FOR PAYMENT.  Where the LSI Shareholders become liable to make
          ----------------
          any payment pursuant to section 9.9, the due date for the making of that payment shall be:

          (i) where that payment relates to a liability on the part of SIGNATURE or LSI or any of the Subsidiaries or the Affiliate actually to pay an amount of tax, the fifth business day prior to the date on which that amount must be paid to the Taxing Authority concerned in order to avoid incurring a liability to interest or a charge or penalty in respect of such Tax and

          (ii) in any other case that date falling ten business days after the date when the LSI Shareholders have a liability for a determinable amount pursuant to article 9.9. If any payment required to be made by the LSI Shareholders pursuant to article
                 9.9 is not made in cleared funds by the due date, then, the amount payable shall carry interest (before and after judgment) from the due date until the date when payment is actually made in cleared funds at the rate of interest publicly announced from time to time by National Westminster Bank plc at its "base" rate, plus 2 percent.

9.10 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS OF LSI SHAREHOLDERS.
     --------------------------------------------------------------
     Notwithstanding anything else to the contrary set forth in this Agreement or which may be available or exist under applicable law, SIGNATURE acknowledges, understands and agrees that the indemnification obligations of the LSI Shareholders are subject to the following limitations and conditions:

     (a) Except to the extent specifically provided by Section 8.3, neither LSI nor any LSI Shareholder shall have any liability or obligation to SIGNATURE in the event the Closing fails to occur, regardless of the reason therefor;

     (b) this Article 9 and Section 8.3(b) set forth the sole and exclusive remedies for SIGNATURE and its successors and assigns for any claim, suit, action or proceeding any of them may assert or attempt to assert against any of LSI or the LSI Shareholders (individually or in their capacity as officers or directors of LSI) or their respective successors, affiliates and assigns to the extent the claim, action, suit or proceeding in any way relates to (i) the negotiation, execution, delivery or performance of, or any alleged breach of or default, under this Agreement or the exhibits or attachments hereto (other than the Related Agreements), or the transactions contemplated hereby or thereby except to the extent such claim arises out of fraud or a willful or intentional misconduct.

9.11 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS OF SIGNATURE.  Notwithstanding
     -------------------------------------------------------
     anything else to the contrary set forth in this Agreement or which may be available or exist under applicable law, the LSI Shareholders acknowledge, understand and agree that the indemnification obligations of SIGNATURE are subject to the following limitations and conditions:

     (a) Except to the extent specifically provided by Section 8.3, shall not have any liability or obligation to LSI in the event the Closing fails to occur, regardless of the reason therefor;

     (b) this Article 9 and Section 8.3(d) set forth the sole and exclusive remedies for LSI and its successors and assigns for any claim, suit, action or proceeding any of them may assert or attempt to assert against SIGNATURE or its successors, affiliates and assigns to the extent the claim, action, suit or proceeding in any way relates to the negotiation, execution, delivery or performance of, or any alleged breach of or default, under this Agreement or the exhibits or attachments hereto (other than the Related Agreements), or the transactions contemplated hereby or thereby except to the extent such claim arises out of fraud or a willful or intentional misconduct.


                                  ARTICLE 10
                   RESTRICTIVE COVENANTS BY LSI SHAREHOLDERS

10.1 Each of the LSI Shareholders hereby covenants and agrees with SIGNATURE (for its own benefit and for the benefit of LSI and its Subsidiaries) that he will not, for a period of 60 months following the Closing Date, directly or indirectly do or attempt to do any of the following:

     (a) undertake, carry on or be employed, engaged or interested in any capacity in either any business which is competitive with or similar to a Relevant Business within the Territory, or any business an objective or anticipated result of which is to compete with a Relevant Business within the Territory;

     (b) entice, induce or encourage a Customer to transfer or remove custom from LSI or any of its Subsidiaries;

     (c) solicit or accept business from a Customer for the supply of Relevant Services;

     (d) induce or encourage an Employee to leave or seek to leave his or her position with LSI or any of its Subsidiaries for the purpose of being involved in or concerned with either the supply of Relevant Services or a business which competes with or is similar to a Relevant Business or which plans to compete with a Relevant Business, regardless of whether or not that Employee acts in breach of his or her contract of employment with LSI or any of its Subsidiaries by so doing and regardless of whether the Relevant Business is within or outside the Territory; or

     (e) entice, induce or encourage a Supplier to cease to supply, or to restrict or vary the terms of supply to, LSI or any of its Subsidiaries or otherwise interfere with the relationship between such a Supplier and LSI or any of its Subsidiaries.

10.2 For the purpose of this Article 10.1:

     (a)  "CUSTOMER" means a person:

          (i) who at any time during the Relevant Period was a customer of LSI or any of its Subsidiaries (whether or not goods or services were actually provided during such period) or to whom at the expiry of the Relevant Period LSI or any of its Subsidiaries was actively and directly seeking to supply goods or services, in either case for the purpose of a Relevant Business; and

          (ii) with whom the relevant LSI Shareholder or an Employee in a Relevant Business reporting directly to him had dealings at any time during the Relevant Period or were in possession of confidential information about such Customer in the performance of their duties to LSI or any of its Subsidiaries.

     (b) "RELEVANT SERVICES" means goods or services identical or similar to or competitive with those which at the expiry of the Relevant Period LSI or any of its subsidiaries was supplying or negotiating or actively and directly seeking to supply to a Customer for the purpose of a Relevant Business;

     (c) "RELEVANT BUSINESS" means the business of developing, marketing or selling timeshare interests to consumers;

     (d) "TERRITORY" means England, Wales, Scotland and/or Northern Ireland and each state of the United States of America in which LSI or any of its Subsidiaries is operating at the expiry of the Relevant Period and any other country or state in which LSI or any of its Subsidiaries is operating or planning to operate at the expiry of the Relevant Period. A business of LSI or any of its Subsidiaries will be operating with the Territory at the expiry of the Relevant Period if Relevant Services have been supplied during the Relevant Period. A business will be within the Territory if either any such business in which the relevant LSI Shareholder is to be involved is located or to be located within the Territory or is conducted or to be conducted wholly or partly within the Territory;

     (e) "EMPLOYEE" means a person who is employed by or who renders service to LSI or any of its Subsidiaries in a Relevant Business in a managerial/marketing/sales/ distribution capacity who has client responsibility/influence over customers or knowledge of confidential information and who whilst so employed also rendered services during the period of 12 months ending on the last day on which the relevant LSI Shareholder actively worked during his employment for LSI or any of its Subsidiaries and who had dealing with him during that period;

     (f) "RELEVANT PERIOD" means, in relation to each LSI Shareholder, the period of 12 months ending on the last day of the employment of that LSI Shareholder by LSI or any of its Subsidiaries;

     (g)  "SUPPLIER" means a person:

          (i) who at any time during the Relevant Period was a supplier of LSI or any of its Subsidiaries; and

          (ii) with whom the LSI Shareholder or an Employee in a Relevant Business reporting directly to him had dealings at any time during the Relevant Period.

                                  ARTICLE 11
                        DEFINITIONS AND INTERPRETATION

     For purposes of this Agreement, the following definitions shall apply:

11.1 "ADJUSTMENT AMOUNT" shall have the meaning as set forth in Section 1.3(a)(ii).

11.2 "AFFILIATE" shall have meaning as set forth in Section 3.11(e).

11.3 "AFFILIATE AGREEMENT" shall have meaning as set forth in Section 4.12.

11.4 "AGREEMENT" shall have meaning as set forth in the first paragraph.

11.5 "ASSOCIATION" and/or "ASSOCIATIONS" shall have meaning as set forth in
     Section 3.1(c).

11.6 SIGNATURE "BALANCE SHEET DATE" shall have meaning as set forth in Section 3.10(a).

11.7  "CODE" shall have meaning as set forth in Section 1.3(d).

11.8  "CLOSING" shall have meaning as set forth in Section 1.2.

11.9  "CLOSING DATE" shall have meaning as set forth in Section 1.2.

11.10 "CLOSING PRICE" shall have meaning as set forth in Section 1.3(a)(i).

11.11 "COMBINED FINANCED STATEMENTS" shall have meaning as set forth in Section 3.5.

11.12 "CONSUMER PROTECTION LAWS" shall have meaning as set forth in Section
      2.10.

11.13 "CONTRACT" and/or "CONTRACTS" shall have meaning as set forth in Section 3.11.

11.14 "CONTROL" shall have meaning as set forth in Section 3.11(e).

11.15 "LSI SHAREHOLDERS" shall have the meaning as set forth in Section 9.2.

11.16 "CUSTOMER" shall have the meaning as set forth in Section 10.2(a).

11.17 "DEDICATED UNITS" shall have meaning as set forth in Section 3.6(a).

11.18 "EFFECTIVE TIME" shall have meaning as set forth in Section 1.2.

11.19 "EMPLOYEE" shall have meaning as set forth in Section 10.2 (e).

11.20 "ENVIRONMENTAL HEALTH AND SAFETY LAWS" shall have meaning as set forth in
      Section 3.8(j).

11.21 "ENVIRONMENTAL LICENCES" shall have meaning as set forth in Section
      3.8(b).

11.22 "ESCROW AGREEMENT" shall have meaning as set forth in Section 4.10(c).

11.23 "EVENT" shall have meaning as set forth in Section 9.9(a).

11.24 "FINAL PURCHASE CONSIDERATION" shall have the meaning as set forth in
      Section 1.3(a)(ii).

11.25 "FINANCIAL STATEMENTS" and "1997 FINANCIAL STATEMENTS" shall have meaning as set forth in Section 3.5.

11.26 "GAAP" shall have meaning as set forth in Section 2.5.

11.27 "GANNEY" shall have meaning as set forth in the first paragraph.

11.28 "GOVERNMENTAL PERMIT" shall have meaning as set forth in Section 3.14.

11.29 "HARRINGTON" shall have meaning as set forth in the first paragraph.

11.30 "HAZARDOUS SUBSTANCES" shall have meaning as set forth in Section 3.8(e).

11.31 "HOLDBACK SHARES" shall have meaning as set forth in Section 9.3.

11.32 "INDEMNIFIABLE DAMAGES" shall have meaning as set forth in Section 9.2.

11.33 "INTERVALS" shall have meaning as set forth in Section 4.1(c).

11.34 "LEASES" shall have meaning as set forth in Section 3.6(a).

11.35 "LICENSES AND PERMITS" shall have meaning as set forth in Section 3.14.

11.36 "LSI" shall have meaning as set forth in the Recitals.

11.37 "PERMITTED EXCEPTIONS" shall have meaning as set forth in Section 3.6(a).

11.38 "PENSION SCHEMES" shall have meaning as set forth in Section 3.16(a).

11.39 "LSI CANCELLATION FEE" shall have meaning as set forth in Section 8.3(b).

11.40 "LSI SHARES" shall have meaning as set forth in Section 1.1.

11.41 "LSI SHAREHOLDER" shall have meaning as set forth in the first paragraph.

11.42 "LSI SHAREHOLDERS" shall have meaning as set forth in the first paragraph.

11.43 "LSI PURCHASE EXPENSES" shall have the meaning as set forth in Section 1.3(a)(ii).

11.44 "PURCHASE" shall have meaning as set forth in Section 1.1.

11.45 "PURCHASE CONSIDERATION" shall have meaning as set forth in Section
      1.3(a).

11.46 "MASSEY" shall have meaning as set forth in the first paragraph.

11.47 "MINIMUM SIGNATURE STOCK" shall have meaning as set forth in Section 1.3(a)(i)(B).

11.48 "MAXIMUM SIGNATURE STOCK" shall have meaning as set forth in Section 1.3(a)(i)(C).

11.49 "MATERIAL" shall have meaning as set forth in Section 3.11.

11.50 "PRE-CLOSING TAXES" shall have meaning as set forth in Section ,9.7(a).

11.51 "PERMITTED EXCEPTIONS" shall have meaning as set forth in Section 3.6(a).

11.52 "PRE-ADJUSTMENT PURCHASE CONSIDERATION" shall have meaning as set forth in Section 1.3(a)(i).

11.53 [Intentionally deleted]

11.54 "PURCHASE AND OPTION AGREEMENTS" shall have meaning as set forth in
      Section 3.6(a).

11.55 "REAL PROPERTY" and/or "REAL PROPERTIES" shall have meaning as set forth in Section 3.6(a).

11.56 "REGISTRATION RIGHTS AGREEMENT" shall have meaning as set forth in
      Section 4.10(b).

11.57 "REIMBURSABLE EXPENSES" shall have meaning as set forth in Section
      8.3(e).

11.58 "RELATED AGREEMENTS" shall have meaning as set forth in Section 4.10.

11.59 "RELEVANT BUSINESS" shall have meaning as set forth in Section 10.2(a).

11.60 "RELEVANT PERIOD" shall have meaning as set forth in Section 10.2(f).

11.61 "RELEVANT SERVICES" shall have meaning as set forth in Section 10.2(b).

11.62 "RESORTS" shall have meaning as set forth in Section 3.6(a).

11.63 "SIGNATURE" shall have meaning as set forth in the first paragraph.

11.64 "SIGNATURE COMMON" shall have meaning as set forth in Section 2.4.

11.65 "SIGNATURE ENVIRONMENTAL REPORTS" shall have meaning as set forth in
      Section 2.9.

11.66 "SIGNATURE PREFERRED" shall have meaning as set forth in Section 2.4.

11.67 "SIGNATURE SEC DOCUMENTS" shall have meaning as set forth in Section 2.5.

11.68 "SIGNATURE STOCK" shall have meaning as set forth in Section 1.3(a).

11.69 "SECURITIES ACT" shall have meaning as set forth in Section 1.3(b).

11.70 "SECURITIES LAWS" shall have meaning as set forth in Section 2.5.

11.71 "SUBSIDIARIES" and/or "SUBSIDIARY" shall have meaning as set forth in
      Section 3.1(b).

11.72 "SUPPLIES" shall have meaning as set forth in Section 10.2(g).

11.73 "TAX OR TAXES" shall have meaning as set forth in Section 3.17.

11.74 "TAXES ACT" shall have meaning as set forth in Section 3.17.

11.75 "TERRITORY" shall have meaning as set forth in Section 10.2(d).

11.76 "TCGA" shall have meaning as set forth in Section 3.17.

11.77 "TRUSTEE" shall have meaning as set forth in Section 3.6(a).

11.78 "UNDEDICATED UNITS" shall have meaning as set forth in Section 3.6(a).

11.79 "UNSOLD INVENTORY" shall have meaning as set forth in Section 3.6(a).

11.80 "VATA" shall have meaning as set forth in Section 3.17(n).

11.81 "WASTE" shall have the meaning as set forth in Section 3.8(e).

11.82 The word "MATERIAL" (or any derivation thereof) when used in relation to LSI or, as the case may be, SIGNATURE, shall mean material in the context of the business, assets and operations of LSI or, as the case may be, SIGNATURE, and their respective subsidiaries taken as a whole.


                                  ARTICLE 12
                                 MISCELLANEOUS

12.1  GOVERNING LAW AND CONSENT TO JURISDICTION.  This Agreement shall be deemed
      -----------------------------------------
      to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of California (without regard to such state's conflicts of law principles). Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California and each of the parties consents to the jurisdiction of such courts (and of appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein. Process of any action or proceeding referred to in the preceding sentence may be served on any party in the world.

12.2  NOTICES. Any notices or other communications required under this Agreement
      -------
      shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States or United Kingdom mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

          If to LSI or any LSI Shareholder:

          LSI Group Holdings, PLC
          417 Finchley Road
          Hampstead, London NW3 6HJ
          Attn: Ian K. Ganney, Chairman
          Richard Harrington, Chief Executive Officer
          Telecopy: 44-1524-720319 and 44-171-431-8792

          With a copy to:

          Reference: 26860.00006
          Rowe & Maw
          20 Black Friars Lane
          London EC4V 6HD
          Telecopy: 44-171-248-2009

          If to SIGNATURE:

          SIGNATURE Resorts, Inc.
          5933 West Century Boulevard
          Suite 210
          Los Angeles, California 90045
          Attn: Andrew D. Hutton, Esq.
          Telecopy: (310) 348-1010

          With a copy to:

          Edward H. Brown, Esq.
          Schreeder, Wheeler & Flint, LLP
          127 Peachtree Street, N.E.
          1600 Candler Building
          Atlanta, Georgia 30303-1845
          Telecopy: (404)681-1046

12.3 ASSIGNMENT.  This Agreement may not be assigned, by operation of law or
     ----------
     otherwise, except that SIGNATURE may assign its rights under this Agreement in whole or in part to a subsidiary or other Affiliate of SIGNATURE (including but not limited to any subsidiary or Affiliate of SIGNATURE formed or acquired following the date hereof) or to any lender of SIGNATURE as security for any financing; provided, however, that such assignment shall not relieve SIGNATURE of its obligations hereunder.

12.4 SECTION HEADINGS.  The section headings contained in this Agreement are for
     ----------------
     reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.5 LEGAL TERMS.  Any English or US legal term or any legal concept or thing
     -----------
     shall in respect of any jurisdiction other than in England or (as the case may be ) the United States be deemed to include what most nearly approximates in that jurisdiction to the English or (as the case may be) US legal term, concept or thing.

12.6 COUNTERPARTS.  This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.7 AMENDMENT.  Except as hereinafter provided, this Agreement may not be
     ---------
     amended except by a writing signed by the party to be charged.

12.8 ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement and
     ----------------
     supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

12.9 BINDING EFFECT.  Subject to Section 12.3, this Agreement shall be binding
     --------------
     upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

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


12.10 SEVERABILITY.  In case any provision in this Agreement shall be held
      ------------
      invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any may be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



SIGNATURE RESORTS, INC.


By:  /s/ Andrew J. Gessow
     -----------------------------------

Name: Andrew J. Gessow
     -----------------------------------

Title: President
      ----------------------------------


/s/ Ian K. Ganney
- ----------------------------------------
IAN K. GANNEY


/s/ Richard Harrington
- ----------------------------------------
RICHARD HARRINGTON


/s/ Stephen Massey
- ----------------------------------------
STEPHEN MASSEY

                                       65